                                                                     EXHIBIT 2.1

                                                                [EXECUTION COPY]


                          AGREEMENT AND PLAN OF MERGER



                                     BETWEEN
                      PAN PACIFIC RETAIL PROPERTIES, INC.,
                             A MARYLAND CORPORATION

                                       AND
                            WESTERN PROPERTIES TRUST,
                    A CALIFORNIA REAL ESTATE INVESTMENT TRUST



                           DATED AS OF AUGUST 21, 2000

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS ..................................................................       3

ARTICLE II. THE MERGER ..................................................................      13
              Section 2.1   The Incorporation ...........................................      13
              Section 2.2   The Merger ..................................................      13
              Section 2.3   Closing and Closing Date ....................................      13
              Section 2.4   Effective Time ..............................................      14
              Section 2.5   Effects of the Merger .......................................      14
              Section 2.6   Charter; Bylaws .............................................      14
              Section 2.7   Directors; Officers .........................................      14
              Section 2.8   Conversion of Securities ....................................      14
              Section 2.9   Treatment of Company Options and Restricted Stock ...........      16
              Section 2.10  Fractional Interests ........................................      17
              Section 2.11  Surrender of WPT Common Stock and Company Common Shares;
                              Stock Transfer Books ......................................      17
              Section 2.12  Lost, Stolen or Destroyed Certificates ......................      19
              Section 2.13  Withholding Rights ..........................................      19

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..............................      19
              Section 3.1   Organization and Qualification ..............................      20
              Section 3.2   Authorization; Validity and Effect of Agreement .............      20
              Section 3.3   Capitalization ..............................................      20
              Section 3.4   Subsidiaries ................................................      21
              Section 3.5   Other Interests .............................................      22
              Section 3.6   No Conflict; Required Filings and Consents ..................      22
              Section 3.7   Compliance ..................................................      23
              Section 3.8   SEC Documents ...............................................      24
              Section 3.9   Absence of Certain Changes ..................................      25
              Section 3.10  Litigation ..................................................      25
              Section 3.11  Taxes .......................................................      25
              Section 3.12  Employee Benefit Plans ......................................      27
              Section 3.13  Properties ..................................................      28
              Section 3.14  Contracts ...................................................      30
              Section 3.15  Labor Relations .............................................      31
              Section 3.16  [Intentionally Omitted] .....................................      31
              Section 3.17  Environmental Matters .......................................      31
              Section 3.18  Opinion of Financial Advisor ................................      32
              Section 3.19  Brokers .....................................................      32
              Section 3.20  Vote Required ...............................................      32

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
              Section 3.21  Tax Matters ...................................................      33
              Section 3.22  Insurance .....................................................      33
              Section 3.23  [Intentionally Omitted] .......................................      33
              Section 3.24  No Material Adverse Effect ....................................      33
              Section 3.25  Affiliate Transactions ........................................      33
              Section 3.26  No Existing Discussions .......................................      33

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PAN PACIFIC .................................      33
              Section 4.1   Organization and Qualification ................................      33
              Section 4.2   Authorization; Validity and Effect of Agreement ...............      34
              Section 4.3   Capitalization ................................................      34
              Section 4.4   Subsidiaries ..................................................      35
              Section 4.5   Other Interests ...............................................      36
              Section 4.6   No Conflict; Required Filings and Consents ....................      36
              Section 4.7   Compliance ....................................................      37
              Section 4.8   SEC Documents .................................................      37
              Section 4.9   Absence of Certain Changes ....................................      38
              Section 4.10  Litigation ....................................................      38
              Section 4.11  Taxes .........................................................      38
              Section 4.12  Employee Benefit Plans ........................................      40
              Section 4.13  Properties ....................................................      41
              Section 4.14  Contracts .....................................................      43
              Section 4.15  Labor Relations ...............................................      44
              Section 4.16  [Intentionally Omitted.] ......................................      44
              Section 4.17  Environmental Matters .........................................      44
              Section 4.18  Opinion of Financial Advisor ..................................      45
              Section 4.19  Brokers .......................................................      45
              Section 4.20  Vote Required .................................................      45
              Section 4.21  Tax Matters ...................................................      45
              Section 4.22  Insurance .....................................................      46
              Section 4.23  No Material Adverse Effect ....................................      46

ARTICLE V. CONDUCT OF BUSINESS PENDING THE MERGER .........................................      46
              Section 5.1   Conduct of Business of the Company Pending the Merger .........      46
              Section 5.2   Conduct of Business of Pan Pacific Pending the Merger .........      50
              Section 5.3   Continued Qualification as a Real Estate Investment Trust;
                              Final Company Dividend ......................................      52
              Section 5.4   Dividend Payment Coordination; Special Dividend ...............      52
              Section 5.5   [Intentionally Omitted] .......................................      53
              Section 5.6   Restructuring of Company Board ................................      53

ARTICLE VI. ADDITIONAL AGREEMENTS ..........................................................      53
              Section 6.1   Preparation of Form S-4 and the Proxy Statement; Stockholder and
                              Shareholder Meetings .........................................      53
              Section 6.2   Cooperation; Notice; Cure ......................................      55
              Section 6.3   No Solicitation ................................................      55
              Section 6.4   Access to Information ..........................................      57
              Section 6.5   Termination of Company's 401(k) Plan ...........................      57
              Section 6.6   Governmental Approvals .........................................      57
              Section 6.7   Publicity ......................................................      58
              Section 6.8   Affiliate Agreements ...........................................      59
              Section 6.9   Tax Treatment of Reorganization ................................      59
              Section 6.10  Further Assurances and Actions .................................      59
              Section 6.11  Stock Exchange Listing .........................................      60
              Section 6.12  Letter of the Company's Accountants ............................      60
              Section 6.13  Letter of Pan Pacific's Accountants ............................      60
              Section 6.14  Company REIT Status ............................................      60
              Section 6.15  Pan Pacific REIT Status ........................................      60
              Section 6.16  Obtaining Consents .............................................      61
              Section 6.17  Board Representation ...........................................      61
              Section 6.18  Employee Benefits ..............................................      61
              Section 6.19  Non-Solicitation of Employees ..................................      62
              Section 6.20  Acquisition of WRESI Stock .....................................      62
              Section 6.21  Adjustment to Pan Pacific Dividend Payments ....................      62
              Section 6.22  Indemnification and Insurance ..................................      62

ARTICLE VII. CONDITIONS OF MERGER ..........................................................      65
              Section 7.1  Conditions to Obligation of each Party to Effect the Merger .....      65
              Section 7.2  Conditions to Obligations of the Company to Effect the
                             Incorporation and the Merger ..................................      66
              Section 7.3  Conditions to Obligations of Pan Pacific to Effect the Merger ...      67

ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER ............................................      68
              Section 8.1  Termination .....................................................      68
              Section 8.2  Expenses; Break-Up Fee ..........................................      70
              Section 8.3  Effect of Termination ...........................................      72
              Section 8.4  Amendment .......................................................      73
              Section 8.5  Waiver ..........................................................      73

ARTICLE IX. GENERAL PROVISIONS .............................................................      73
              Section 9.1  Non-Survival of Representations, Warranties and Agreements ......      73

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
              Section 9.2  Notices..........................................................     73
              Section 9.3  Severability.....................................................     74
              Section 9.4  Entire Agreement; Assignment.....................................     75
              Section 9.5  Parties in Interest; Construction................................     75
              Section 9.6  Governing Law....................................................     75
              Section 9.7  No Trial by Jury.................................................     75
              Section 9.8  Action by Subsidiaries...........................................     75
              Section 9.9  Headings.........................................................     75
              Section 9.10 Specific Performance.............................................     75
              Section 9.11 Counterparts.....................................................     76


     EXHIBITS

     Exhibit A      Form of Articles of Incorporation of WPT
     Exhibit B      Form of Affiliate Agreement
     Exhibit C      Form of REIT Opinion of Latham & Watkins
     Exhibit D      Form of REIT Opinion of O'Melveny & Myers LLP
     Exhibit E      Development Services/Joint Venture Term Sheet

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of August 21, 2000, and entered into by and between PAN PACIFIC RETAIL PROPERTIES, INC., a Maryland corporation ("Pan Pacific"), and WESTERN PROPERTIES TRUST, a California real estate investment trust (the "Company"). Pan Pacific and the Company are sometimes referred to herein, individually, as a "Party," and, collectively, as the "Parties."

                                    RECITALS


         WHEREAS, the Company desires to incorporate as a California corporation to be named WPT, Inc. ("WPT") under the California General Corporation Law (the "Incorporation");

         WHEREAS, the Board of Directors of Pan Pacific and the Board of Trustees of the Company have each approved this Agreement, declared that this Agreement is advisable and determined that the merger of WPT with and into Pan Pacific, with Pan Pacific being the surviving company in such merger (the "Merger"), is advisable, fair to and in the best interests of their respective companies and shareholders and accordingly have agreed to effect the Merger upon the terms and subject to the conditions set forth herein;

         WHEREAS, on or before the date of execution of this Agreement, Revenue Properties (U.S.), Inc., a Delaware corporation that owns approximately 51% of Pan Pacific Common Stock ("Revenue Properties"), has executed and delivered to the Company and Pan Pacific a Voting Agreement dated as of the date hereof, pursuant to which Revenue Properties has agreed to vote in favor of the Pan Pacific Voting Proposals (as defined herein);

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization and that this Agreement constitute a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, Pan Pacific and the Company desire to make certain representations, warranties and agreements in connection with the Merger as specifically set forth herein, and no others; and

         WHEREAS, Pan Pacific and Bradley Blake, the Chief Executive Officer of the Company, intend to participate in the development services and joint venture arrangements described in Exhibit E hereof after consummation of the Merger.

                                    AGREEMENT


         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and subject to the terms and conditions hereof, and intending to be legally bound hereby, Pan Pacific and the Company hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  For purposes of this Agreement, the term:

                  "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration, audit or investigation by or before any Governmental Entity or any other Person.

                  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Assets" shall mean, with respect to any Person, all land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned or leased by such Person or any of its Subsidiaries.

                  "Benefit Arrangement" shall mean, with respect to any Person, any employment, consulting, severance, change in control or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association," as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock (or beneficial interest) options, stock (or beneficial interest) appreciation rights, stock (or beneficial interest) purchases or other forms of incentive or equity compensation (other than a Welfare Plan, Pension Plan or Multiemployer
Plan), in each case with respect to which such Person or any ERISA Affiliate thereof has or may have any obligation or liability (accrued, contingent or otherwise).

                  "Business Day" shall mean each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in San Francisco, California.

                  "Certificates" shall mean outstanding certificates which immediately prior to the Effective Time represented WPT Common Stock.

                  "CGCL" shall mean the California General Corporation Law, as amended.

                  "Company Affiliate" shall mean an "affiliate" of the Company within the meaning of Rule 145 promulgated under the Securities Act.

                  "Company Board" shall mean the Board of Trustees of the Company.

                  "Company Common Share" shall mean a common share of beneficial interest in the Company, no par value.

                  "Company Contract" shall mean any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Assets are bound, and which either (i) has a remaining term of more than one year, (ii) involves the payment or receipt of money in excess of $2,500,000 during the remaining term of such Company Contract or (iii) contains covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location; provided, however, that a Company Lease shall not be considered a Company Contract.

                  "Company DownREITs" shall mean the Western/Kienow Partnership and the Western/Pinecreek Partnership.

                  "Company DownREIT Partnership Agreements" shall mean the partnership agreements of the Company DownREITs, as in effect as of the date hereof.

                  "Company DownREIT Transaction Documents" shall mean the Western/Kienow Partnership Amendment and the Western/Pinecreek Partnership Amendment.

                  "Company DownREIT Units" shall mean the units of limited partnership interest in the Company DownREITs.

                  "Company Lease" shall mean any agreement providing for the use, occupancy or possession of the Company Real Property.

                  "Company Material Adverse Effect" shall mean any change in or effect (i) that is, or would reasonably be expected to be, materially adverse to the business, Assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (ii) that will, or would reasonably be expected to, prevent or materially impair the ability of the Parties to consummate the Merger before February 28, 2001 or
(iii) that would, or would reasonably be expected to, prevent or materially impair the ability of Pan Pacific to operate its or any of its Subsidiaries' business or qualify for taxation as a REIT following the Effective Time; provided, however, that any such change or effect having the results described in the foregoing (i), (ii) or (iii) that results from (A) a change in any law, rule, or regulation, or GAAP or interpretations thereof that applies to both Pan Pacific and the Company or (B) economic or market conditions in the retail shopping center industry generally, shall not be considered when determining whether a Company Material Adverse Effect has occurred; provided, further, that a decline in the share price of the Company resulting from the public announcement of this Agreement and the proposed Merger shall not be deemed a Company Material Adverse Effect.

                  "Company Options" shall mean all options and purchase rights to acquire Company Shares granted, awarded, earned or purchased under any Company Stock Plan.

                  "Company Shares" shall mean Company Common Shares and Company Preferred Shares.

                  "Company Shareholder" shall mean a holder of record of one or more Company Common Shares immediately prior to the Effective Time.

                  "Company Stock Plans" shall mean the Company's 1988 Stock Option Plan and the Company's 1998 Equity Incentive Plan.

                  "Company Stock Rights" shall mean all options, restricted share awards, performance awards, dividend equivalents, deferred stock, equity payments, equity appreciation rights and shares of capital stock or beneficial interests granted, awarded, earned or purchased pursuant to any Company Stock Plan.

                  "Company Transaction Documents" shall mean this Agreement and the Articles of Incorporation.

                  "Company Transactions" shall mean the Incorporation, the Merger and the other transactions contemplated by the Company Transaction Documents.

                  "Declaration of Trust" shall mean the Amended and Restated Declaration of Trust of the Company.

                  "Effective Time" shall have the meaning assigned thereto in
Section 2.4.

                  "Encumbrances" shall mean any claim, lien, pledge, option, right of first refusal, charge, security interest, deed of trust, mortgage, restriction or encumbrance pertaining to the Assets held by or in favor of Third Parties.

                  "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating (i) to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; (ii) to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; (iii) to the treatment, storage, disposal or management of Hazardous Materials; (iv) to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; or (v) to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), those portions of the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq. relating to Hazardous Materials exposure and compliance, the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001, et seq. ("EPCRA"), and other comparable state and local laws and all rules and regulations promulgated pursuant thereto or published thereunder.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean, with respect to any Person, any entity which is (or at any relevant time was) considered one employer with such Person under Section 4001 of ERISA or Section 414 of the Code.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned or leased by such Person and located in, at or upon the Assets of such Person.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

                  "Governmental Entities" shall mean all domestic courts, regulatory or administrative agencies, commissions or other governmental authorities, bodies or instrumentalities with jurisdiction.

                  "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under applicable Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; a "chemical substance or mixture" as defined in TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials, including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; chlorinated fluorocarbons ("CFCs"); and radon.

                  "IRS" shall mean the United States Internal Revenue Service or any successor agency.

                  "Knowledge" shall mean with respect to (i) the Company, the actual knowledge after reasonable inquiry of those individuals listed in Section 1 of the Company Disclosure Schedule, and (ii) Pan Pacific, the actual knowledge after reasonable inquiry of those individuals listed in Section 1 of the Pan Pacific Disclosure Schedule.

                  "MGCL" shall mean the Maryland General Corporation Law, as amended.

                  "Multiemployer Plan" shall mean, with respect to any Person, any "multiemployer plan thereof," within the meaning of Section 3(37) or 4001(a)(3) of ERISA, which such Person or any ERISA Affiliate thereof contributed to or is or was required to contribute to, or under which such Person or any ERISA Affiliate has or may have any obligation or liability (accrued, contingent or otherwise).

                  "NYSE" shall mean The New York Stock Exchange, Inc.

                  "Organizational Documents" means, with respect to any entity, the charter, certificate of incorporation, articles of incorporation, bylaws, partnership agreement, operating agreement, declaration of trust or other governing documents of such entity, including any documents designating or certifying the terms of any securities of such entity.

                  "Pan Pacific Common Stock" shall mean the Common Stock, par value $.01 per share, of Pan Pacific.

                  "Pan Pacific Contract" shall mean any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Pan Pacific or any of its Subsidiaries is a party or by which any of them or any of their Assets may be bound, and which either (i) has a remaining term of more than one year, (ii) involves the payment or receipt of money in excess of $5,000,000 during the remaining term of such Pan Pacific Contract or (iii) contains covenants limiting the freedom of Pan Pacific or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location; provided, however, that a Pan Pacific Lease shall not be considered a Pan Pacific Contract.

                  "Pan Pacific DownREITs" means Pan Pacific (Portland), LLC, a Delaware limited liability company, and Pan Pacific (Rancho Las Palmas), a Nevada limited liability company.

                  "Pan Pacific DownREIT Operating Agreements" shall mean the operating agreements of the Pan Pacific DownREITs, as in effect as of the date hereof.

                  "Pan Pacific DownREIT Units" means the units of membership interest in the Pan Pacific DownREITs.

                  "Pan Pacific Lease" shall mean any agreement providing for the use, occupancy or possession of the Pan Pacific Real Property.

                  "Pan Pacific Material Adverse Effect" shall mean any change in or effect (i) that is, or would reasonably be expected to be, materially adverse to the business, Assets, liabilities, results of operations or condition (financial or otherwise) of Pan Pacific and its Subsidiaries taken as a whole,
(ii) that will, or would reasonably be expected to, prevent or materially impair the ability of the Parties to consummate the Merger before February 28, 2001 or
(iii) that would, or would reasonably be expected to, prevent or materially impair the ability of Pan Pacific to operate its or any of its Subsidiaries' business or qualify for taxation as a REIT following the Effective Time; provided, however, that any such change or effect having the results described in the foregoing (i), (ii) or (iii) that results from (A) a change in any law, rule, or regulation, or GAAP or interpretations thereof that applies to both Pan Pacific and the Company or (B) economic or market conditions in the retail shopping center industry generally, shall not be considered when determining whether a Pan Pacific Material Adverse Effect has occurred; provided, further, that a decline in the stock price of Pan Pacific resulting from the public announcement of this Agreement and the proposed Merger shall not be deemed a Pan Pacific Material Adverse Effect.

                  "Pan Pacific Stock" shall mean Pan Pacific Common Stock and Pan Pacific Preferred Stock.

                  "Pan Pacific Stock Plans" shall mean the 1997 Stock Option and Incentive Plan of Pan Pacific and the 2000 Equity Incentive Plan of Pan Pacific.

                  "Pan Pacific Stock Rights" shall mean all stock options, restricted stock awards, performance awards, dividend equivalents, deferred stock, stock payments, stock appreciation rights and shares of stock granted, awarded, earned or purchased pursuant to any Pan Pacific Stock Plan.

                  "Pan Pacific Transactions" means the Merger and the other transactions contemplated by this Agreement.

                  "Pension Plan" shall mean, with respect to any Person, any "employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which such Person or any ERISA Affiliate thereof contributed to or is or was required to contribute to, or under which such Person or any ERISA Affiliate thereof has or may have any obligation or liability (accrued, contingent or otherwise).

                  "Permitted Encumbrances" shall mean any Encumbrances which result from (i) all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings by a Party hereto for which adequate reserves are being maintained in accordance with GAAP by a Party hereto; (ii) all cashiers', landlords', workers', mechanics', carriers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business;
(iii) all laws, rules, regulations, ordinances and restrictions promulgated by any Governmental Entity; (iv) all Company Contracts, leases, subleases, licenses, concessions or service contracts to which any Person or any of its Subsidiaries is a party; (v) Encumbrances identified on title policies or preliminary title reports, surveys in the possession of the Company or its Subsidiaries (in the case of Company Assets) or in the possession of Pan Pacific or its Subsidiaries (in the case of Pan Pacific Assets), or other documents or writings or included in the public records incurred or assumed in the ordinary course of business; and (vi) all other liens and mortgages, covenants, imperfections in title, charges, easements, restrictions which, in the case of any such Encumbrances pursuant to clause (i) through (vi), individually or in the aggregate do not materially detract from or materially interfere with the present use of the property subject thereto or affected thereby and would not otherwise cause a Company Material Adverse Effect with respect to Encumbrances affecting Company Real Property or a Pan Pacific Material Adverse Effect with respect to Encumbrances affecting Pan Pacific Real Property.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, real estate investment trust, other organization (whether incorporated or unincorporated), governmental agency or instrumentality, or any other legal entity.

                  "Property Restrictions" shall mean, with respect to any Company Real Property or Pan Pacific Real Property, as applicable, all easements, rights of way, covenants, conditions, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title.

                  "REIT" shall mean a real estate investment trust within the meaning of the Code.

                  "Representative" shall mean, with respect to any Person, that Person's officers, directors, employees, financial advisors, agents or other representatives.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company, joint venture, real estate investment trust, or other organization, whether incorporated or unincorporated, or other legal entity of which (i) such Person directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; (ii) such Person is a general partner, manager or managing member; or (iii) such Person holds a majority of the equity economic interest.

                  "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, without limitation, income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto, whether disputed or not.

                  "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, any schedule or attachment thereto and any amendment thereof, any information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

                  "Third Party" shall mean any person other than the Company, Pan Pacific and their respective Affiliates.

                  "Welfare Plan" shall mean, with respect to any Person, any "employee welfare benefit plan," as defined in Section 3(1) of ERISA, which such Person or any ERISA Affiliate thereof contributed to or is or was required to contribute to, or under which such Person or any ERISA Affiliate thereof has or may have any obligation or liability (accrued, contingent or otherwise).

                  "Western/Kienow Partnership" shall mean Western/Kienow, L.P., a Delaware limited partnership.

                  "Western/Kienow Partnership Amendment" shall mean the First Amendment to the Agreement of Limited Partnership, dated as of August __, 2000, which amends the Agreement of Limited Partnership of Western/Kienow, L.P. dated October 30, 1998.

                  "Western/Pinecreek Partnership" shall mean Western/Pinecreek, L.P., a Delaware limited partnership.

                  "Western/Pinecreek Partnership Amendment" shall mean the unexecuted First Amendment to the Agreement of Limited Partnership, which, if and when it is executed, will amend the Agreement of Limited Partnership of Western/Pinecreek, L.P. dated November 27, 1999.

                  "WRESI" shall mean Western Real Estate Services, Inc., a California corporation.

                          TABLE OF OTHER DEFINED TERMS
                          ----------------------------

                                                                Cross Reference
Terms                                                             in Agreement
-----                                                           ---------------
Acquisition Proposal ........................................    Section 6.3(a)
Affiliate Agreement .........................................    Exhibit B
Agreement ...................................................    Preamble
Agreement of Merger .........................................    Section 2.4
Alternative Transaction .....................................    Section 8.2(d)
Articles of Incorporation ...................................    Section 2.1
Articles of Merger ..........................................    Section 2.4
Base Amount .................................................    Section 8.2(d)
Blue Sky Laws ...............................................    Section 3.6(b)
Break-Up Fee ................................................    Section 8.2(e)
Certificate of Merger .......................................    Section 2.4
Closing .....................................................    Section 2.3
Closing Date ................................................    Section 2.3
Code ........................................................    Recitals
Company .....................................................    Preamble
Company 401(k) Plan .........................................    Section 6.5
Company Disclosure Schedule .................................    Article III
Company Employee Plans ......................................    Section 3.12(a)
Company Financial Advisor ...................................    Section 3.18
Company Leased Property .....................................    Section 3.13(a)
Company Owned Property ......................................    Section 3.13(a)
Company Preferred Shares ....................................    Section 3.3(a)
Company Real Property .......................................    Section 3.13(a)
Company SEC Reports .........................................    Section 3.8(a)
Company Shareholders Meeting ................................    Section 3.18
Company Voting Proposals ....................................    Section 3.2
Confidentiality Agreement ...................................    Section 6.4
Effective Time ..............................................    Section 2.4
Employee Benefits ...........................................    Section 6.18(a)
Exchange Agent ..............................................    Section 2.11(a)
Exchange Fund ...............................................    Section 2.11(a)
Exchange Ratio ..............................................    Section 2.8(a)
Expenses ....................................................    Section 8.2(a)
Final Company Dividend ......................................    Section 5.3
Governmental Approvals ......................................    Section 6.6
Incorporation ...............................................    Recitals
Joint Proxy Statement/Prospectus ............................    Section 3.18
Maryland Department .........................................    Section 2.4
Matching Transaction ........................................    Section 6.3(c)

Merger ......................................................    Recitals
Merger Consideration ........................................    Section 2.8(a)
Minimum Distribution Dividend ...............................    Section 5.3
Notifying Party .............................................    Section 6.5(a)
Option Consideration ........................................    Section 2.9(a)
Pan Pacific .................................................    Preamble
Pan Pacific Board ...........................................    Section 4.2
Pan Pacific Disclosure Schedule .............................    Article IV
Pan Pacific Employee Plans ..................................    Section 4.12(a)
Pan Pacific Financial Advisor ...............................    Section 4.18
Pan Pacific Leased Property .................................    Section 4.13(a)
Pan Pacific Options .........................................    Section 4.3(a)
Pan Pacific Owned Property ..................................    Section 4.13(a)
Pan Pacific Preferred Stock .................................    Section 4.3(a)
Pan Pacific Real Property ...................................    Section 4.13(a)
Pan Pacific SEC Reports .....................................    Section 4.8(a)
Pan Pacific Stockholders Meeting ............................    Section 3.18
Pan Pacific Voting Proposals ................................    Section 4.6(a)
Party or Parties ............................................    Preamble
Qualifying Income ...........................................    Section 8.2(e)
Registration Statement ......................................    Section 3.18
REIT Requirements ...........................................    Section 8.2(e)
Revenue Properties ..........................................    Recitals
Superior Proposal ...........................................    Section 6.3(b)
Surviving Company ...........................................    Section 2.2
Tax Guidance ................................................    Section 8.2(e)
Terminating Company Breach ..................................    Section 8.1(h)
Terminating Pan Pacific Breach ..............................    Section 8.1(i)
Termination Date ............................................    Section 8.1(b)
Voting Debt .................................................    Section 3.3(e)
WPT Common Stock ............................................    Section 2.1

                                   ARTICLE II
                                   THE MERGER

         SECTION 2.1 THE INCORPORATION. Upon the terms and subject to the conditions of this Agreement and in accordance with Section 200.5 of the CGCL, immediately prior to the Effective Time, the Company shall consummate the Incorporation by filing with the Secretary of State of the State of California articles of incorporation of WPT and a related certificate in the forms attached hereto as Exhibit A (the "Articles of Incorporation"). Upon the filing of the Articles of Incorporation, WPT shall succeed automatically to all of the rights and property of the Company and shall be subject to all of the Company's debts and liabilities in the same manner as if WPT had incurred them. The Company Board shall constitute the initial Board of Directors of WPT As a result of the Incorporation, each outstanding Company Common Share shall become, without any additional action of any shareholder of the Company, one fully paid, nonassessable share of common stock of WPT ("WPT Common Stock").

         SECTION 2.2 THE MERGER. Upon the terms and subject to the conditions of this Agreement and in accordance with the CGCL and the MGCL, at the Effective Time, WPT shall be merged with and into Pan Pacific. Following the Merger, the separate corporate existence of WPT shall cease and Pan Pacific shall continue as the surviving entity (the "Surviving Company") in accordance with the CGCL and the MGCL.

         SECTION 2.3 CLOSING AND CLOSING DATE. Unless this Agreement shall have been terminated by either Party hereto and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 8.1, the closing (the "Closing") of the Incorporation and the Merger shall take place (a) at 10:00 a.m., San Francisco time, as soon as practicable, but in no event later than the fifth Business Day, after the last of all of the conditions to the respective obligations of the Parties set forth in Article VII hereof shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or (b) at such other time and date as Pan Pacific and the Company shall mutually agree; provided, however, if the Closing would otherwise occur on or before November 15, 2000, the Closing shall be postponed in accordance with Section 5.4 (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at the offices of O'Melveny & Myers LLP, San Francisco, California. At the Closing, the documents, certificates, opinions and instruments referred to in
Article VII shall be executed and delivered to the applicable party.

         SECTION 2.4 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as reasonably practical on or after the Closing Date, the Parties shall (i) file with the State Department of Assessments and Taxation of Maryland (the "Maryland Department") the articles of merger or other appropriate documents (the "Articles of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the MGCL; (ii) file with the Secretary of State of the State of California an agreement of merger or other appropriate documents (the "Agreement of Merger") in such form as required by, and executed in accordance with, the relevant provisions of the CGCL; and
(iii) make all other filings, recordings or publications required under the MGCL and the CGCL in connection with the Merger. The Merger shall become effective at 2:00 p.m., California Time, on the later of the date of (i) the filing of the Articles of Merger with, and acceptance for record of such Articles of Merger by, the Maryland Department in accordance with the MGCL and (ii) the filing of the Agreement of Merger with, and acceptance for record of such Agreement of Merger by, the California Secretary of State in accordance with the CGCL, or at such other time as the Parties shall agree as specified in such filings in accordance with applicable law (the "Effective Time").

         SECTION 2.5 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 3-114 of the MGCL, Section 1107 of the CGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, all of the property, rights, privileges and powers of the Company and Pan Pacific will vest in the Surviving Company, and all of the debts, liabilities and duties of the Company and Pan Pacific will become the debts, liabilities and duties of the Surviving Company.

         SECTION 2.6 CHARTER; BYLAWS. At the Effective Time and without any further action on the part of the Company or Pan Pacific, (i) the charter of Pan Pacific as in effect at the Effective Time shall be the charter of the Surviving Company until duly amended as provided for therein or under the MGCL and (ii) the bylaws of Pan Pacific as in effect at the Effective Time shall be the bylaws of the Surviving Company until duly amended as provided for therein or under the MGCL.

         SECTION 2.7 DIRECTORS; OFFICERS. The directors of the Surviving Company following the Effective Time shall be (a) the five directors of Pan Pacific immediately prior to the Merger plus (b) two additional individuals chosen by Pan Pacific in accordance with Section 6.17. The officers of the Surviving Company immediately following the Effective Time shall be the officers of Pan Pacific immediately prior to the Effective Time. Such directors and officers shall serve until the earlier of their resignation or removal from office in accordance with the Surviving Company's charter or until their respective successors are duly elected or appointed (in the case of officers) and qualified, as the case may be.

         SECTION 2.8 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Pan Pacific, the Company or the holder of any of the following securities:

                  (a) Subject to Section 2.10, each share of WPT Common Stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares referred to in Section 2.8(e) and shares to be canceled in accordance with Section 2.8(b) hereof), shall be converted into and represent the right to receive 0.62 fully paid and nonassessable shares (rounded to the nearest ten-thousandth of a share) (as adjusted as set forth in subsection (d), the "Exchange Ratio") of Pan Pacific Common Stock (the "Merger Consideration"). The Merger Consideration shall be payable upon the surrender of the Certificate formerly representing such WPT Common Stock. As of the Effective Time, all WPT Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any WPT Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) the Merger Consideration, (ii) any cash in lieu of fractional shares of Pan Pacific Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with
Section 2.10, (iii) any dividends or distributions in accordance with Section 2.11(f) and (iv) any unpaid dividend declared by the Company in respect of Company Common Shares in accordance with Section 5.3 or 5.4, in each case without interest.

                  (b) Each share of WPT Common Stock that is (i) held in the treasury of WPT or owned by any wholly-owned Subsidiary of WPT or (ii) owned by Pan Pacific or any Subsidiary of Pan Pacific, in each case immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired without any conversion thereof and no payment or distribution of any consideration shall be made with respect thereto.

                  (c) Each share of common stock, preferred stock or other stock of Pan Pacific issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger.

                  (d) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Pan Pacific Common Stock, WPT Common Stock or Company Common Shares, as applicable), reorganization, recapitalization or other like change with respect to Pan Pacific Common Stock, WPT Common Stock or Company Common Shares occurring after the date hereof and prior to the Effective Time.

                  (e) Notwithstanding anything in this Agreement to the contrary, shares of WPT Common Stock which are dissenting shares (as defined in Section 1300(b) of the CGCL), if any, shall not be converted into or represent a right to receive any shares of Pan Pacific Common Stock, but the holders thereof shall be entitled only to such rights as are granted by the CGCL. Each holder of dissenting shares who becomes entitled to payment therefor pursuant to the CGCL shall receive payment from the Surviving Company in accordance with the CGCL; provided, however, that (i) if any such holder of dissenting shares shall have failed to establish his entitlement to appraisal rights as provided in the CGCL,
(ii) if any such holder of dissenting
shares shall have effectively withdrawn his demand for appraisal thereof or lost his right to appraisal and payment therefor under the CGCL or (iii) if neither any holder of dissenting shares nor the Surviving Company shall have filed a petition demanding a determination of the value of all dissenting shares within the time provided in the CGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Pan Pacific Common Stock and such shares of WPT Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive shares of Pan Pacific Common Stock, without interest thereon, as provided in
Section 2.8(a).

         SECTION 2.9 TREATMENT OF COMPANY OPTIONS AND RESTRICTED STOCK.

                  (a) At the Effective Time, each outstanding Company Option, whether vested or unvested, shall constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Pan Pacific Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded to the nearest whole cent) equal to (x) the aggregate exercise price for the Company Common Shares purchasable pursuant to such Company Option immediately prior to the Effective Time divided by (y) the number of full shares of Pan Pacific Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing. It is intended that Company Options converted into options to acquire Pan Pacific Common Stock in accordance with the foregoing shall qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent such Company Options qualified as incentive stock options immediately prior to the Effective Time, and the provisions of this Section 2.9 shall be applied consistent with such intent.

                  (b) Pan Pacific shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Pan Pacific Common Stock for delivery under Company Stock Plans assumed in accordance with this Section
2.9. As soon as practicable after the Effective Time, Pan Pacific shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Pan Pacific Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                  (c) The Company Board shall, prior to or as of the Effective Time, take all necessary actions, if any, pursuant to and in accordance with the terms of the Company Stock Plans and the instruments evidencing the Company Options, to provide for the conversion of the Company Options into options to acquire Pan Pacific Common Stock in accordance with this Section 2.9 without the consent of the holders of the Company Options.

                  (d) At the Effective Time, the vesting of each restricted Company Common Share granted under any Company Stock Plan and set forth on
Section 3.3(b) of the Company

Disclosure Schedule shall be fully accelerated and the contractual restrictions thereon shall terminate.

         SECTION 2.10 FRACTIONAL INTERESTS. No certificates or scrip representing fractional shares of Pan Pacific Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Pan Pacific. In lieu of any such fractional interests, each shareholder of WPT exchanging Certificates pursuant to Section 2.8(a) who would otherwise have been entitled to receive a fraction of a share of Pan Pacific Common Stock (after taking into account all shares of WPT Common Stock then held of record by such shareholder) shall receive cash (without interest) in an amount equal to such fractional amount multiplied by the average of the last reported sales prices of Pan Pacific Common Stock, as reported on the NYSE, on each of the ten trading days immediately preceding the date of the Effective Time.

         SECTION 2.11 SURRENDER OF WPT COMMON STOCK AND COMPANY COMMON SHARES; STOCK TRANSFER BOOKS.

                  (a) Prior to the Closing Date, Pan Pacific shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the shareholders of WPT in connection with the Merger (the "Exchange Agent"). The Exchange Agent shall receive the Merger Consideration to which shareholders of WPT shall become entitled pursuant to Section 2.8(a). Prior to the Effective Time, Pan Pacific will make available to the Exchange Agent sufficient shares of Pan Pacific Common Stock and an estimated amount of cash in lieu of fractional shares (such shares of Pan Pacific Common Stock, together with any dividends or distributions with respect thereto pursuant to Section 2.11(e), if any, and cash in lieu of fractional shares being hereinafter referred to as the "Exchange Fund") to make all exchanges pursuant to Section 2.11(b). The Exchange Agent shall cause the shares of Pan Pacific Common Stock, dividends or distributions with respect thereto and cash in lieu of fractional shares deposited by Pan Pacific to be (i) held for the benefit of the shareholders of WPT and (ii) promptly applied to making the exchanges and payments provided for in Section 2.11(b). Such shares of Pan Pacific Common Stock, dividends or distributions with respect thereto and cash in lieu of fractional shares shall not be used for any purpose that is not provided for herein.

                  (b) Promptly after the Effective Time, the Surviving Company shall, or shall cause the Exchange Agent to, mail to each shareholder of WPT whose shares were converted pursuant to Section 2.8(a) into the right to receive certificates representing Pan Pacific Common Stock (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and the cash in lieu of fractional shares pursuant to Section 2.10. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, (i) a certificate representing that number of whole shares of Pan Pacific Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.8(a), with respect to Certificates formerly representing shares of WPT Common Stock, (ii) cash in lieu of any fractional shares of Pan Pacific Common Stock to which such holder is entitled pursuant to Section 2.10, after giving effect to any required Tax withholdings, and (iii) any dividends or distributions to which such holder is entitled pursuant to Section 2.11(e), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered and exchanged, each Certificate shall represent solely the right to receive the Merger Consideration into which the shares of WPT Common Stock it theretofore represented shall have been converted pursuant to Section 2.8(a), cash in lieu of any fractional shares pursuant to Section 2.10 and any dividends or distributions pursuant to Section 2.11(e). If the exchange of certificates representing shares of Pan Pacific Common Stock is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such exchange shall have paid any transfer and other taxes required by reason of the exchange of certificates representing shares of Pan Pacific Common Stock to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Company that such Tax either has been paid or is not applicable.

                  (c) At any time after the one-year anniversary of the Effective Time, Pan Pacific shall be entitled to require the Exchange Agent to deliver to Pan Pacific cash and any other instruments (including shares of Pan Pacific Common Stock) in its possession relating to the transactions contemplated by this Agreement which had been made available to the Exchange Agent and which have not been distributed to holders of Certificates. Thereafter, each holder of a Certificate, representing shares converted pursuant to Section 2.8(a), may surrender such Certificate to the Surviving Company and (subject to applicable abandoned property, escheat or other similar laws) receive in exchange therefor the consideration payable in respect thereto pursuant to Section 2.8(a), Section 2.10 and Section 2.11(e), without interest, but shall have no greater rights against the Surviving Company than may be accorded to general creditors of the Surviving Company under applicable law. Notwithstanding the foregoing, none of Pan Pacific, the Surviving Company or the Exchange Agent shall be liable to any shareholder of WPT (or Company Shareholder) for shares of Pan Pacific Common Stock (and any cash payable in lieu of any fractional shares of Pan Pacific Common Stock) whose Certificates have been delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (d) At the Effective Time, the stock transfer books of WPT shall be closed and thereafter there shall be no further registration of transfers of shares of WPT Common Stock on the records of WPT From and after the Effective Time, the holders of Certificates evidencing ownership of WPT Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of WPT Common Stock, except as otherwise provided for herein or by applicable law.

                  (e) No dividends or other distributions declared or made after the Effective Time with respect to shares of Pan Pacific Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Pan Pacific Common Stock the holder is entitled to receive and no Merger Consideration, or any cash in lieu of fractional shares pursuant to Section 2.10, shall be paid to such holder until the holder of such Certificate surrenders such Certificate in accordance with the provisions of this Agreement. Upon such surrender, Pan Pacific shall cause to be paid to the Person in whose name the certificates representing the Pan Pacific Common Stock shall be issued in respect of such surrendered Certificate, any dividends or distributions with respect to such shares of Pan Pacific Common Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the Person entitled to receive such dividends or distributions be entitled to receive interest thereon.

         SECTION 2.12 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Pan Pacific Common Stock (and cash in lieu of any fractional shares of Pan Pacific Common Stock), and dividends or distributions, if any, as may be required to be issued pursuant to Section 2.8(a), Section 2.10 and Section 2.11(e); provided, however, that Pan Pacific may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Pan Pacific or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         SECTION 2.13 WITHHOLDING RIGHTS. Pan Pacific or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration or any Option Consideration, or cash in lieu of fractional shares, if any, or dividends or distributions, if any, otherwise payable pursuant to this Agreement to any shareholder of WPT or holder of Company Options such amounts as Pan Pacific or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax law. To the extent that amounts are so withheld by Pan Pacific or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the shareholder of WPT or holder of any Company Options, in respect of which such deduction and withholding was made by Pan Pacific or the Exchange Agent.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Pan Pacific that the statements contained in this Article III are true and correct except as set forth herein or in the disclosure schedule delivered by the Company to Pan Pacific on or before the date of this Agreement (the "Company Disclosure Schedule") or as otherwise limited herein.

         SECTION 3.1 ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the real estate investment trust, corporate, partnership or other applicable power and authority to own and operate its business as presently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or the nature of its activities makes such qualification necessary, except for such failures of the Company and any of its Subsidiaries to be so qualified as would not, when taken together with all such other failures, cause a Company Material Adverse Effect. The Company has previously made available to Pan Pacific true and correct copies of its Organizational Documents as in effect on the date hereof. The Company is a "real estate investment trust," as such term is defined in Section 23000 of the CGCL.

         SECTION 3.2 AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT. The Company has the requisite real estate investment trust and corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby subject to the adoption and approval of the Agreement and the Incorporation by the requisite vote of the holders of Company Common Shares (such votes being the "Company Voting Proposals"). The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and all other necessary real estate investment trust and corporate action on the part of the Company, other than the adoption and approval of this Agreement and the Incorporation by the requisite vote of the holders of the Company Common Shares, and no other trust or corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Company Transactions. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         SECTION 3.3 CAPITALIZATION.

                  (a) As of the date hereof and as of the date of the Effective Time (immediately prior to the Incorporation), the authorized shares of beneficial interest in the Company consists of an unlimited number of Company Common Shares and 2,000,000 preferred shares of beneficial interest, no par value ("Company Preferred Shares"). The authorized capital stock of WPT as of the Effective Time will consist of 25,000,000 shares of WPT Common Stock. As of the close of business on June 30, 2000, (i) 17,297,250 Company Common Shares were issued and outstanding, of which zero (0) shares were held in the Company treasury, and (ii) no Company Preferred Shares were issued and outstanding. Since June 30, 2000, no Company Shares have been issued or reserved for issuance, except for Company Shares issued in respect of the exercise, conversion or exchange of Company Stock Rights or Company DownREIT Units outstanding on June 30, 2000.

                  (b) Section 3.3(b) of the Company Disclosure Schedule sets forth as of the date hereof, for each Company Stock Plan, the dates on which Company Stock Rights under such plan were granted, the number of outstanding Company Stock Rights granted on each such date, the number and class of Company Shares for or into which each such Company Stock Right is exercisable, convertible or exchangeable and the exercise price thereof. Except as set forth in this Section 3.3(b), or described in Section 3.3(b) of the Company Disclosure Schedule, or the rights to convert Company DownREIT Units into Company Common Shares pursuant to the Company DownREIT Partnership Agreements, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional Company Shares or any other equity interests of the Company or its Subsidiaries or other voting securities of the Company or its Subsidiaries or obligating the Company or its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking and neither the Company nor its Subsidiaries have granted any share appreciation rights or any other contractual rights the value of which is derived from the financial performance of the Company or the value of Company Shares or any other equity interests of the Company.

                  (c) There are no outstanding or contingent obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Shares or any other equity interests in the Company or the capital stock or ownership interests of any Subsidiary of the Company, other than the Company's obligation to convert Company DownREIT Units pursuant to the Company DownREIT Partnership Agreements.

                  (d) All Company Common Shares subject to issuance as specified in Section 3.3(b) hereof or in Section 3.3(b) of the Company Disclosure Schedule, are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, including payment of any exercise price in respect thereof, will be validly issued, fully paid and nonassessable.

                  (e) There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. There are no voting trusts, proxies or other voting agreements with respect to the equity interests in the Company to which the Company or any of its Subsidiaries is a party. The Company does not have a shareholder rights plan in effect.

         SECTION 3.4 SUBSIDIARIES. The only Subsidiaries of the Company are those set forth in Section 3.4 of the Company Disclosure Schedule. All of the outstanding shares of capital stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Section 3.4 of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Encumbrances other than statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of the Company or which would require any Subsidiary of the Company to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

         SECTION 3.5 OTHER INTERESTS. Except as set forth in Section 3.5 of the Company Disclosure Schedule, neither the Company nor any of the Company's Subsidiaries owns or has the right or option to acquire, directly or indirectly, any interest or investment in (whether equity or debt) any corporation, partnership, limited liability company, joint venture, business, trust or other Person, other than the rights held by the Company or its Subsidiaries identified in Section 3.4 of the Company Disclosure Schedule. Without limiting the generality of the foregoing sentence, neither the Company nor, to the Company's Knowledge, any "Affiliate" or "Associate" (as such terms are defined in Section 3-601 of the MGCL) of the Company, is, or was at any time since June 30, 1995, the "Beneficial Owner" (as defined in Section 3-601 of the MGCL), directly or indirectly, of 5% or more of the voting power of the outstanding voting stock of Pan Pacific. At all times during the second half of any taxable year beginning with the taxable year ended December 31, 1992, the Company has met, or was treated as having met, the "not closely held" requirement set forth in Section 856(a)(6) of the Code. To the Knowledge of the Company, at any particular time since January 1, 1992, no Person or Persons who actually or constructively (as such term is used for purposes of the "not closely held" requirement set forth in Section 856(a)(6) of the Code or as set forth in Section 856(d)(5) of the
Code) owned at any such time in excess of 9.8% in value of the outstanding shares of beneficial interest in the Company held, in the aggregate, any interest in any tenant of the Company. To the Knowledge of the Company, as of the Effective Time, no Person will own, actually or constructively (as such term is used for purposes of the "not closely held" requirement set forth in Section 856(a)(6) of the Code or as set forth in Section 856(d)(5) of the Code) in excess of 9.8% of the outstanding shares of beneficial interest in the Company.

         SECTION 3.6 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) assuming the Company Voting Proposals are approved, conflict with the Company's Organizational Documents or the Organizational Documents of any of its Subsidiaries; (ii) assuming satisfaction of the requirements set forth in
Section 3.6(b) below,
violate any material statute, law, ordinance, rule or regulation, applicable to the Company or any of its Subsidiaries or any of their Assets; or (iii) except as set forth in Section 3.6(a)(iii) of the Company Disclosure Schedule, violate, breach, require consent under, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company or any of its Subsidiaries under, or result in the creation or imposition of any lien upon any Assets or business of the Company or any of its Subsidiaries under, or give rise to any Third Party's right of first refusal or other similar right under, any note, bond, indenture, mortgage, deed of trust, lease, or material permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective Assets are bound or encumbered, or give any Person the right to require the Company or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not cause a Company Material Adverse Effect.

                  (b) Except as set forth in Sections 3.6(a) or 3.6(b) of the Company Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of the Company Transaction Documents or the Company DownREIT Transaction Documents by the Company or any of its applicable Subsidiaries or the consummation by the Company or its applicable Subsidiaries of the Company Transactions, other than (A) the filing with the SEC of the Joint Proxy Statement/Prospectus and such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act, as may be required in connection with the Company Transaction Documents; (B) the filing of the Agreement of Merger pursuant to the CGCL and the Articles of Merger pursuant to the MGCL; (C) filings with the American Stock Exchange, (D) such filings and approvals as may be required by any applicable state securities or "blue sky" laws or environmental laws, (E) business, operating and occupancy licenses and permits; and (F) such consents, approvals, authorizations, permits, registrations, declarations and filings the failure of which to make or obtain would not, in the aggregate, cause a Company Material Adverse Effect.

         SECTION 3.7 COMPLIANCE. Except as set forth in Section 3.7 of the Company Disclosure Schedule, the Company and each of its Subsidiaries is in material compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, cause a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice since January 1, 1997, or has Knowledge of any written notice received by it at any time, asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which written notice has not been resolved as required thereby or otherwise to the reasonable satisfaction of the party sending the notice, except for (A) matters being contested in good faith and set forth in Section 3.7 of the Company Disclosure Schedule and (B) such failures as would not, individually or in the aggregate, cause a Company Material Adverse Effect.

         SECTION 3.8 SEC DOCUMENTS.

                  (a) The Company has filed with the SEC all reports, schedules, statements and other documents required to be filed by the Company or any of its Subsidiaries with the SEC since December 31, 1997 (collectively, the "Company SEC Reports"). As of their respective dates, with respect to Company SEC Reports filed pursuant to the Exchange Act, and as of their respective effective dates, as to Company SEC Reports filed pursuant to the Securities Act, the Company SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by the Company with the SEC after the date of this Agreement (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, shareholders' equity and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

                  (c) Except as set forth in the Company SEC Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of June 30, 2000, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) from June 30, 2000 to the date hereof and (iii) liabilities incurred after the date hereof that are permitted by Section 5.1 hereof and (iv) other liabilities or obligations which would not, individually or in the aggregate, cause a Company Material Adverse Effect.

         SECTION 3.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Company SEC Reports and except for the transactions expressly contemplated hereby, from June 30, 2000 to the date hereof, the Company and its Subsidiaries have conducted their respective businesses substantially in the ordinary and usual course consistent with past practices (including the incurrence of trade indebtedness and secured debt assumed in connection with the acquisition of properties by the Company or its Subsidiaries, the disposition of assets listed in Section 3.9 of the Company Disclosure Schedule and the construction of the development properties listed in Section 3.9 of the Company Disclosure Schedule), and there has not been any change in the Company's business, operations, condition (financial or otherwise), results of operations, Assets or liabilities, except for changes contemplated hereby or changes which, individually or in the aggregate, have not caused or will not cause a Company Material Adverse Effect.

         SECTION 3.10 LITIGATION. Except as set forth in the Company SEC Reports or as set forth in Section 3.10 of the Company Disclosure Schedule, there is no Action (i) instituted, (ii) pending and served upon the Company or (iii) to the Knowledge of the Company, pending and not served upon the Company or threatened, in each case against the Company, any of its Subsidiaries or any of their respective Assets which, individually or in the aggregate, directly or indirectly, has a Company Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against the Company, any of its Subsidiaries or any of their respective Assets or any statute, rule or order of any Governmental Entity applicable to the Company or any of its Subsidiaries which, individually or in the aggregate, has caused, a Company Material Adverse Effect.

         SECTION 3.11 TAXES.

                  (a) Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, the Company and its Subsidiaries have (i) duly filed (or there have been filed on their behalf) with the appropriate Governmental Entities all Tax Returns required to be filed by them (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and such Tax Returns are true, correct and complete in all material respects, (ii) duly paid in full, or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for, all Taxes required to have been paid by them, whether or not shown to be due on such Tax Returns and (iii) withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party;

                  (b) No written claim is pending by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

                  (c) Neither the Company nor any of its Subsidiaries has received a written notice of any threatened audits with respect to taxable years beginning on or after January 1, 1992, with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries. With respect to taxable years beginning on or after January 1, 1992, neither the IRS nor any other taxing authority (whether domestic or foreign) has asserted against the Company or any of its Subsidiaries any deficiency or claim for Taxes;

                  (d) Section 3.11(d) of the Company Disclosure Schedule sets forth each year for which an extension to file Tax Returns has been requested and for which such Tax Returns have not yet been filed;

                  (e) There are no liens for Taxes upon any Assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and payable, and no written power of attorney that has been granted by the Company or any of its Subsidiaries (other than to the Company or a Subsidiary, property tax consultants or KPMG LLP) currently is in force with respect to any matter relating to Taxes;

                  (f) Except as set forth in Section 3.11(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or which would result in a disallowed deduction under Section 162(m) of the Code.

                  (g) Except as set forth in Section 3.11(g) of the Company Disclosure Schedule, there are no, and at the Closing Date there will be no, Tax allocation or sharing agreements or similar arrangements with respect to or involving the Company or any of its Subsidiaries, and, after the Closing Date, neither the Company nor any of its Subsidiaries shall be bound by any such Tax sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

                  (h) Except as set forth in Section 3.11(h) of the Company Disclosure Schedule, none of the Company and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

                  (i) Since the Company's taxable year beginning January 1, 1992, the Company has not incurred and does not expect to incur through the Closing Date any liability for Taxes under Section 857(b), 860(c) or 4981 of the Code, and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company or its Subsidiaries; and

                  (j) The Company (i) for all taxable years commencing with January 1, 1992 through December 31, 1999, has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 1999 in such a manner so as to qualify as a REIT and will continue to operate through the Effective Time in such a manner so as to qualify as a REIT for the taxable year ending on the date of the Effective Time, (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge by the IRS to its status as a REIT, and no such challenge is pending or, to the Company's Knowledge, threatened. Each Subsidiary of the Company that is a state law partnership or limited liability company has been since its formation and continues to be treated for federal income Tax purposes as a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation. Except for WRESI and its direct Subsidiaries, each other Subsidiary of the Company has been since its formation, and continues to be treated for federal income Tax purposes as a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. With respect to WRESI, since its formation, the Company has at no time held, and does not now hold, directly or indirectly, any voting interest (or any interest convertible into a voting interest) in WRESI. Neither the Company nor any Subsidiary of the Company holds any Asset the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under Notice 88-19 or Treasury Regulation section 1.337(d)-5T.

                  (k) The Company filed its federal income tax return for its taxable year ended December 31, 1991 not later than September 15, 1992.

         SECTION 3.12 EMPLOYEE BENEFIT PLANS.

                  (a) The Company has listed in Section 3.12 of the Company Disclosure Schedule all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans of the Company and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, change in control, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any ERISA Affiliate of the Company or any Subsidiary of the Company (together, the "Company Employee Plans").

                  (b) With respect to each Company Employee Plan, the Company has made available to Pan Pacific, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan and (iv) the most recent actuarial report or valuation relating to a Company Employee Plan subject to Title IV of ERISA.

                  (c) With respect to the Company Employee Plans, individually and in the aggregate, no event has occurred, and to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability that will have a Company Material Adverse Effect under ERISA, the Code or any other applicable law. There is no Company Employee Plan that is subject to Title IV of ERISA or is a Multiemployer Plan.

                  (d) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accrued or otherwise properly disclosed in the footnotes in accordance with GAAP, in the financial statements of the Company, which obligations will cause a Company Material Adverse Effect.

                  (e) Except as disclosed in Company SEC Reports filed prior to the date of this Agreement, and except as set forth in Section 3.12(e) Company Disclosure Schedule, or as provided for in this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of the Company or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (ii) agreement with any officer of the Company providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         SECTION 3.13 PROPERTIES.

                  (a) Section 3.13(a) of the Company Disclosure Schedule identifies:

                           (i) all real properties (by name and address) owned
by the Company or its Subsidiaries (the "Company Owned Property") as of the date hereof, which are all of the real properties owned by them as of the date hereof; and

                           (ii) all real properties leased or operated by the
Company or its Subsidiaries as lessee (the "Company Leased Property") as of the date hereof, which are all of the real properties so leased or operated by them. The Company Owned Property and the Company Leased Property is referred to herein collectively as the "Company Real Property."

                  (b) The Company and its Subsidiaries have obtained title insurance policies for the Company Real Property listed in Section 3.13(b) of the Company Disclosure Schedule, and no material claims have been made against any such policies by an insured party thereunder. With respect to the Company Real Property not listed in Section 3.13(b) of the Company Disclosure Schedule, the Company has good and marketable title to the Company Owned Property, and a good and marketable leasehold interest in the Company Leased Property, sufficient to allow each of the Company and its Subsidiaries to conduct its business as and where currently conducted. Each Company Real Property is not subject to any Property Restrictions or Encumbrances, except for any Permitted Encumbrances, any Property Restrictions or in the title insurance policies set forth in Section 3.13(b) of the Company Disclosure Schedule, or any other

Permitted Encumbrances and Property Restrictions and Encumbrances that do not, individually or in the aggregate, cause a Company Material Adverse Effect.

                  (c) Except as set forth on Section 3.13(c) of the Company Disclosure Schedule or as disclosed in the Company SEC Reports, the Company Real Property is not encumbered by any debt.

                  (d) To the Company's Knowledge, all (i) certificates, permits or licenses from any Governmental Entity having jurisdiction over any Company Real Property and (ii) agreements, easements or other rights, necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Real Property or to permit the lawful use and operation of all driveways, roads, and other means of egress and ingress to and from any Company Real Property have been obtained and are in full force and effect, except where the failure to obtain or maintain the same would not cause a Company Material Adverse Effect, and there is no pending threat or modification or cancellation of the same. No Company Real Property is located outside of the United States and neither the Company nor any of its Subsidiaries conducts its business of owning, leasing or operating properties outside of the United States. All work to be performed, payments to be made and financial undertakings required to be taken by the Company or its Subsidiaries prior to June 30, 2000 pursuant to any contract entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to a Company Real Property has been paid or undertaken, as the case may be, except where the failure to pay such amount or undertake such action would not cause a Company Material Adverse Effect.

                  (e) The Company has not received since January 1, 1997 any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any Company Real Property issued by any Governmental Entity which would cause a Company Material Adverse Effect. Since January 1, 1997, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity with jurisdiction over the Company or any such Subsidiaries to the effect that
(i) any condemnation or rezoning proceedings are pending or threatened with respect to any Company Real Property or (ii) any zoning, building or similar law, code, ordinance or regulation is being violated by the maintenance, operation or use of any buildings or other improvements on any Company Real Property or by the maintenance, operation or use of the parking areas, except where any such written notice of such a proceeding or violation would not, individually or in the aggregate, cause a Company Material Adverse Effect.

                  (f) Except as would not cause, individually or in the aggregate, a Company Material Adverse Effect, to the Company's Knowledge, (i) there are no material structural defects relating to any Company Real Property,
(ii) there is no Company Real Property whose building systems are not in working order in any material respect and (iii) there is no uninsured physical damage to any Company Real Property in an amount in excess of $150,000 with respect to any individual property, except for the payment by the Company of a deductible under the applicable insurance policy or any current renovation or restoration to any Company Real Property the remaining cost of which exceeds $150,000 with respect to any individual property.

                  (g) True and correct copies of the Leases as amended to date have been delivered to, or made available for review by, Pan Pacific. Section 3.13(g) of the Company Disclosure Schedule lists the following information with respect to the Company Leases:

                           (i) the name of the lessee;

                           (ii) the expiration date of the Company Lease; and

                           (iii) the amount (or method of determining the
amount) of minimum monthly base rentals due under each Company Lease.

                  (h) The Company has delivered to Pan Pacific a copy of its aging of accounts receivable as of June 30, 2000, which copy is true and correct in all material respects. Except as set forth in Section 3.13(h) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries has delivered written notice to any tenant to any Company Lease, alleging that such tenant is in default thereunder, other than with respect to defaults that have been cured or waived or which would not, individually or in the aggregate, cause a Company Material Adverse Effect.

                  (i) There are no agreements, written or oral, between the Company or any of its Subsidiaries and any other Person relating to the use and occupancy of the Company Real Property other than the Company Leases. Except as set forth in Section 3.13(i) of the Company Disclosure Schedule, as of the date hereof, no defaults (unless subsequently cured) by the Company or its Subsidiaries have been alleged in writing by the lessees thereunder that have not been cured in all material respects and, to the Knowledge of the Company, none of the Company nor any of its Subsidiaries is in default under any Company Lease other than such defaults which would, individually or in the aggregate, cause a Company Material Adverse Effect.

         SECTION 3.14 CONTRACTS.

                  (a) Section 3.14(a) of the Company Disclosure Schedule contains a complete and accurate list of all Company Contracts in effect as of the date hereof, other than the Company Contracts which have been filed as an exhibit to the Company SEC Reports. Each copy of a Company Contract which has been delivered to, or made available for review by, Pan Pacific is a true and correct copy of such Company Contract as amended to date.

                  (b) As of the date of this Agreement, (i) there is no material breach or violation of or material default by the Company or any of its Subsidiaries under any of the Company Contracts, except if such breach, violation of or material default has been waived, and (ii) no event has occurred with respect to the Company or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Company Contracts, which breach, violation or default referred to in clauses (i) or
(ii), individually or in the aggregate with other such material breaches, violations or defaults referred to in clauses (i) or (ii), would cause a Company Material Adverse Effect. True copies of the Company Contracts in effect as of the date hereof have been delivered or made available to Pan Pacific.

         SECTION 3.15 LABOR RELATIONS. Except as set forth in Section 3.15 of the Company Disclosure Schedule or as would not cause a Company Material Adverse Effect, (i) there are no controversies pending or, to the Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees; (ii) neither the Company nor any of its Subsidiaries is a party, or otherwise subject, to any collective bargaining agreement or similar contract; (iii) there are no proceedings asserting unfair labor practice charges pending against the Company or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of the Company or any of its Subsidiaries; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries.

         SECTION 3.16 [INTENTIONALLY OMITTED.]

         SECTION 3.17 ENVIRONMENTAL MATTERS

                  (a) Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, the Company, each of its Subsidiaries and, to the actual knowledge of the individuals listed in Section 1 of the Company Disclosure Schedule (after an inquiry of the Company's property managers but no other third parties), each tenant or operator of Company Real Property (i) have obtained all material permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws by the Company or its Subsidiaries and (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in material compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws, except where the failure to obtain such permits, licenses or other authorizations or to comply with such terms and conditions or limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables would not, individually or in the aggregate, cause a Company Material Adverse Effect.

                  (b) Except as set forth in Section 3.17(b) of the Company Disclosure Schedule, the Company, each of its Subsidiaries and, to the actual knowledge of the individuals listed on Section 1 of the Company Disclosure Schedule, each tenant or operator of Company Real Property have not received a written notice of and have no Knowledge of any present or unremediated past violations of Environmental Laws, or of any event, incident or Action preventing continued compliance with such Environmental Laws, or giving rise to any common law environmental liability, or forming the basis of any Action against the Company or any of its Subsidiaries based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any Hazardous Material.

                  (c) Section 3.17 constitutes the sole representation of the Company concerning any Environmental Law or Hazardous Material.

         SECTION 3.18 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation (the "Company Financial Advisor"), as of the date of this Agreement, to the effect that the Exchange Ratio is fair to the holders of Company Common Shares from a financial point of view. The Company has been authorized by the Company Financial Advisor to permit, subject to prior review and consent by such Company Financial Advisor, the inclusion of the entirety of such fairness opinion (or a reference thereto) in the joint proxy statement/prospectus to be sent to the stockholders of Pan Pacific and the Company in connection with the meeting of the shareholders of the Company (the "Company Shareholders Meeting") and the meeting of Pan Pacific's stockholders (the "Pan Pacific Stockholders Meeting") to consider this Agreement, the Merger and the Incorporation (the "Joint Proxy Statement/Prospectus") and the registration statement on Form S-4 pursuant to which shares of Pan Pacific Common Stock to be issued in the Merger will be registered under the Securities Act (the "Registration Statement"), of which the Joint Proxy Statement/Prospectus will form a part.

         SECTION 3.19 BROKERS. No broker, finder or investment banker (other than the Company Financial Advisor, the fees and expenses of which shall be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore furnished to Pan Pacific a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any such payment.

         SECTION 3.20 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding Company Common Shares entitled to vote thereon is the only vote of the holders of any class or series of the Company's equity interests necessary to approve the Company Voting Proposals. The Company Board, at a meeting duly called and held, subject to its right to withdraw its support of the Merger and recommend an Acquisition Proposal pursuant to Section 6.3 hereof, (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the shareholders of the Company, (b) approved this Agreement and the Company Transactions, (c) has declared that this Agreement and the Company Transactions are advisable, and (d) resolved to recommend that the holders of Company Common Shares approve this Agreement and the Company Transactions.

The Western/Kienow Partnership Amendment has been approved by the requisite vote of, and all other partnership action by, the partners of the Western/Kienow Partnership. A true and correct copy of the fully executed Western/Kienow Partnership Amendment has been delivered to Pan Pacific.

         SECTION 3.21 TAX MATTERS. Neither the Company nor any of its Affiliates has taken or agreed to take any action, nor does the Company have Knowledge of any circumstances, that (without regard to any action taken or agreed to be taken by Pan Pacific or any of its Affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 3.22 INSURANCE. The Company has made available to Pan Pacific true and correct copies of all fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries as of the date hereof.

         SECTION 3.23 [INTENTIONALLY OMITTED].

         SECTION 3.24 NO MATERIAL ADVERSE EFFECT. Except as disclosed in the Company SEC Reports, to the Knowledge of the Company, no fact alone or together with another fact, would cause a Company Material Adverse Effect prior to the Termination Date.

         SECTION 3.25 AFFILIATE TRANSACTIONS. Except as set forth in the Company SEC Reports, from December 31, 1999 through the date of this Agreement there have been no material transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliates (other than wholly-owned Subsidiaries) of the Company or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         SECTION 3.26 NO EXISTING DISCUSSIONS. As of the date hereof, the Company is not in breach of its obligations set forth in the tenth paragraph (relating to negotiations of an Acquisition Proposal with a third party) of the Confidentiality Agreement.

                                   ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF PAN PACIFIC

         Pan Pacific represents and warrants to the Company that the statements contained in this Article IV are true and correct except as set forth herein or in the disclosure schedule delivered by Pan Pacific to the Company on or before the date of this Agreement (the "Pan Pacific Disclosure Schedule") or as otherwise limited herein.

         SECTION 4.1 ORGANIZATION AND QUALIFICATION. Pan Pacific and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate or partnership power and authority to own and operate its businesses as presently conducted. Pan Pacific and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or the nature of its activities makes such qualification necessary, except for such failures of Pan Pacific and any of its Subsidiaries to be so qualified as would not, when taken with all other such failures, cause a Pan Pacific Material Adverse Effect. Pan Pacific has previously made available to the Company true and correct copies of their Organizational Documents as in effect on the date hereof.

         SECTION 4.2 AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT. Pan Pacific has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby subject to the adoption and approval of the Pan Pacific Voting Proposals by the requisite vote of the holders of Pan Pacific Common Stock. The execution and delivery of this Agreement by Pan Pacific and the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Pan Pacific (the "Pan Pacific Board") and all other necessary corporate action on the part of Pan Pacific, other than the adoption and approval of the Parent Voting Proposals by the requisite vote of the holders of Pan Pacific Common Stock, and no other corporate proceedings on the part of Pan Pacific are necessary to authorize this Agreement or the Pan Pacific Transactions. This Agreement has been duly and validly executed and delivered by Pan Pacific and constitutes a legal, valid and binding obligation of Pan Pacific, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         SECTION 4.3 CAPITALIZATION.

                  (a) As of the date hereof and as of the Effective Time, the authorized stock of Pan Pacific consists of 100,000,000 shares of Pan Pacific Common Stock and 30,000,000 shares of preferred stock, par value $0.01 per share ("Pan Pacific Preferred Stock"). As of the close of business on June 30, 2000, 21,252,512 shares of Pan Pacific Common Stock were issued and outstanding and no shares of Pan Pacific Preferred Stock were issued and outstanding. Since June 30, 2000, no shares of Pan Pacific Stock have been issued or reserved for issuance, except for shares of Pan Pacific Common Stock issued in respect of the exercise, conversion or exchange of Pan Pacific Stock Rights or Parent DownREIT Units outstanding on June 30, 2000.

                  (b) Section 4.3(b) of the Pan Pacific Disclosure Schedule sets forth as of the date hereof, for each Pan Pacific Stock Plan, the dates on which Pan Pacific Stock Rights under such plan were granted, the number of outstanding Pan Pacific Stock Rights granted on each such date, the number and class of Pan Pacific Stock for or into which each such Pan Pacific Stock Right is exercisable, convertible or exchangeable and the exercise price thereof. Except as set forth in this Section 4.3(b), or described in Section 4.3(b) of the Pan Pacific Disclosure

Schedule, or the rights to convert Pan Pacific DownREIT Units into shares of Pan Pacific Common Stock pursuant to the Pan Pacific DownREIT Operating Agreements, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Pan Pacific or any of its Subsidiaries is a party or by which any of them is bound obligating Pan Pacific or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional Pan Pacific Stock or any other stock of the Pan Pacific or its Subsidiaries or other voting securities of Pan Pacific or its Subsidiaries or obligating the Company or its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking and neither Pan Pacific and its Subsidiaries have granted any stock appreciation rights or any other contractual rights the value of which is derived from the financial performance of Pan Pacific or the value of shares of Pan Pacific Stock.

                  (c) There are no outstanding or contingent obligations of Pan Pacific or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Pan Pacific Stock or the stock or ownership interests of any Subsidiary of Pan Pacific, other than Pan Pacific's obligation to convert Pan Pacific DownREIT Units pursuant to Pan Pacific DownREIT Operating Agreements.

                  (d) All shares of Pan Pacific Common Stock subject to issuance as specified in Section 4.3(b) hereof, or in Section 4.3(b) of the Pan Pacific Disclosure Schedule, are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, including payment of any exercise price in respect thereof, will be validly issued, fully paid and nonassessable.

                  (e) There is no Voting Debt of Pan Pacific or any of its Subsidiaries issued and outstanding. There are no voting trusts, proxies or other voting agreements with respect to the shares of stock of Pan Pacific to which Pan Pacific or any of its Subsidiaries is a party.

         SECTION 4.4 SUBSIDIARIES. Other than Subsidiaries of Pan Pacific formed or acquired after the date hereof in connection with the acquisition of real property in the ordinary course of business, the only Subsidiaries of Pan Pacific are those set forth in Section 4.4 of the Pan Pacific Disclosure Schedule. All of the outstanding shares of stock (including shares which may be issued upon exercise of outstanding options) or other ownership interests of each of Pan Pacific's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.4 of the Pan Pacific Disclosure Schedule, Pan Pacific owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Encumbrances other than statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of Pan Pacific or which would require any Subsidiary of Pan Pacific to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

         SECTION 4.5 OTHER INTERESTS. Except as set forth in Section 4.5 of the Pan Pacific Disclosure Schedule, neither Pan Pacific nor any of Pan Pacific's Subsidiaries owns or has the right or option to acquire, directly or indirectly, any interest or investment in (whether equity or debt) any corporation, partnership, limited liability company, joint venture, business, trust or other Person (other than Pan Pacific's Subsidiaries identified in Section 4.4 of the Pan Pacific Disclosure Schedule).

         SECTION 4.6 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a) Neither the execution and delivery of this Agreement nor the performance by Pan Pacific of its obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) assuming the approval of this Agreement, the Merger and the issuance of shares of Pan Pacific Common Stock pursuant to this Agreement (the "Pan Pacific Voting Proposals") by the requisite holders of Pan Pacific Common Stock, conflict with Pan Pacific's Organizational Documents or the Organizational Documents of any of its Subsidiaries; (ii) assuming satisfaction of the requirements set forth in
Section 4.6(b) below, violate any material statute, law, ordinance, rule or regulation, applicable to Pan Pacific or any of its Subsidiaries or any of their Assets; or (iii) except as set forth in Section 3.6(a)(iii) of the Pan Pacific Disclosure Schedule, violate, breach, require consent under, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Pan Pacific or any of its Subsidiaries under, or result in the creation or imposition of any lien upon any Assets or business of Pan Pacific or any of its Subsidiaries under or give rise to any Third Party's right of first refusal, or other similar right, under any note, bond, indenture, mortgage, deed of trust, lease, or material permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Pan Pacific or any of its Subsidiaries is a party or by which Pan Pacific or any of its Subsidiaries or any of their respective Assets are bound or encumbered, or give any Person the right to require Pan Pacific or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not cause a Pan Pacific Material Adverse Effect.

                  (b) Except as set forth in Section 4.6(a) or 4.6(b) of the Pan Pacific Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by Pan Pacific or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Pan Pacific or any of its applicable Subsidiaries or the consummation by Pan Pacific of the Pan Pacific Transactions, other than (A) the filing with the SEC of the Joint Proxy Statement/Prospectus and such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act, as may be required in connection with this Agreement; (B) the filing of the Articles of Merger pursuant to the MGCL and the Agreement of Merger pursuant to the CGCL; (C) filings with the NYSE, (D) such filings and approvals as may be required by any applicable state securities or "blue sky" laws or environmental laws, (E) business, operating and occupancy licenses and permits; and (F) such consents, approvals, authorizations, permits, registrations, declarations and filings, the failure of which to make or obtain would not, in the aggregate, cause a Pan Pacific Material Adverse Effect.

         SECTION 4.7 COMPLIANCE. Except as set forth in Section 4.7 of the Pan Pacific Disclosure Schedule, Pan Pacific and each of its Subsidiaries is in material compliance with all foreign, federal, state and local laws and regulations applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, cause a Pan Pacific Material Adverse Effect. Neither Pan Pacific nor any of its Subsidiaries has received written notice since April 16, 1997, or has Knowledge of any written notice, asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which written notice has not been resolved as required thereby or otherwise to the reasonable satisfaction of the party sending the notice, except for (A) matters being contested in good faith and set forth in Section 4.7 of the Pan Pacific Disclosure Schedule and (B) such failures as would not, individually or in the aggregate, cause a Pan Pacific Material Adverse Effect.

         SECTION 4.8 SEC DOCUMENTS.

                  (a) Pan Pacific has filed with the SEC all reports, schedules, statements and other documents required to be filed by Pan Pacific or any of its Subsidiaries with the SEC since December 31, 1997 (collectively, the "Pan Pacific SEC Reports"). As of their respective dates, with respect to Pan Pacific SEC Reports filed pursuant to the Exchange Act, and as of their respective effective dates, as to Pan Pacific SEC Reports filed pursuant to the Securities Act, the Pan Pacific SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by Pan Pacific with the SEC after the date of this Agreement (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated balance sheets included in or incorporated by reference into Pan Pacific SEC Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Pan Pacific and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, equity and cash flows of Pan Pacific included in or incorporated by reference into Pan Pacific SEC Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations and cash flows, as the case may be, of Pan Pacific and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

                  (c) Except as set forth in the Pan Pacific SEC Reports, neither Pan Pacific nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Pan Pacific or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Pan Pacific as of June 30, 2000, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) from June 30, 2000 to the date hereof and (iii) other liabilities incurred after the date hereof that are permitted by Section 5.2 hereof, and (iv) liabilities or obligations which would not, individually or in the aggregate, cause a Pan Pacific Material Adverse Effect.

         SECTION 4.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Pan Pacific SEC Reports and except for the transactions expressly contemplated hereby, from June 30, 2000 to the date hereof, Pan Pacific and its Subsidiaries have conducted their respective businesses substantially in the ordinary and usual course consistent with past practices (including the incurrence of trade indebtedness and secured debt assumed in connection with the acquisition of properties by Pan Pacific or its Subsidiaries), and there has not been any change in Pan Pacific's business, operations, condition (financial or otherwise), results of operations, Assets or liabilities, except for changes contemplated hereby or changes which, individually or in the aggregate, have not caused or will not cause a Pan Pacific Material Adverse Effect.

         SECTION 4.10 LITIGATION. Except as set forth in the Pan Pacific SEC Reports or as set forth in Section 4.10 of the Pan Pacific Disclosure Schedule, there is no Action (i) instituted, (ii) pending and served upon Pan Pacific or
(iii) to the Knowledge of Pan Pacific, pending and not served on Pan Pacific or threatened, in each case against Pan Pacific, any of its Subsidiaries or any of their respective Assets which, individually or in the aggregate, directly or indirectly, has a Pan Pacific Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Pan Pacific, any of its Subsidiaries or any of their respective Assets, or any statute, rule or order of any Governmental Entity applicable to Pan Pacific or any of its Subsidiaries which, individually or in the aggregate, has caused a Pan Pacific Material Adverse Effect.

         SECTION 4.11 TAXES.

                  (a) Pan Pacific and its Subsidiaries have (i) duly filed (or there have been filed on their behalf) with the appropriate Governmental Entities all Tax Returns required to be filed by them (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and such Tax Returns are true, correct and complete in all material respects, (ii) duly paid in full, or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for, all Taxes required to have been paid by them, whether or not shown to be due on such Tax Returns and (iii) withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party;

                  (b) No written claim is pending by an authority in a jurisdiction where any of Pan Pacific and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

                  (c) Neither Pan Pacific nor any of its Subsidiaries has received written notice of any threatened audits with respect to taxable years ending on or after December 31, 1997, with respect to Taxes or Tax Returns of Pan Pacific or any of its Subsidiaries. With respect to taxable years ending on or after December 31, 1997, neither the IRS nor any other taxing authority (whether domestic or foreign) has asserted against Pan Pacific or any of its Subsidiaries any deficiency or claim for Taxes;

                  (d) Section 4.11(d) of the Pan Pacific Disclosure Schedule sets forth each year for which an extension to file Tax Returns has been requested and for which such Tax Returns have not yet been filed;

                  (e) There are no liens for Taxes upon any Assets of Pan Pacific or any Subsidiary thereof, except for liens for Taxes not yet due and payable, and no written power of attorney that has been granted by Pan Pacific or any of its Subsidiaries (other than to Pan Pacific or a Subsidiary, property tax consultants or KPMG LLP) currently is in force with respect to any matter relating to Taxes;

                  (f) There are no, and at the Closing Date there will be no, Tax allocation or sharing agreements or similar arrangements with respect to or involving Pan Pacific or any of its Subsidiaries, and, after the Closing Date, neither Pan Pacific nor any of its Subsidiaries shall be bound by any such Tax sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date;

                  (g) None of Pan Pacific and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Pan Pacific) or (ii) has any liability for the Taxes of any Person (other than any of Pan Pacific and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

                  (h) Since Pan Pacific's taxable year ending December 31, 1997, Pan Pacific has not incurred and does not expect to incur through the Closing Date any liability for Taxes under Section 857(b), 860(c) or 4981 of the Code, and neither Pan Pacific nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of Pan Pacific, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Pan Pacific or its Subsidiaries.

                  (i) Pan Pacific (i) for all taxable years commencing with 1997 through December 31, 1999, has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 1999 in such a manner so as to qualify as a REIT, and will continue to operate through the Effective Time in such a manner so as to qualify as a REIT for the taxable year ending on the date of the Effective Time, (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge by the IRS to its status as a REIT, and no such challenge is pending or, to Pan Pacific's Knowledge, threatened. Each Subsidiary of Pan Pacific that is a state law partnership or limited liability company has been since its formation and continues to be treated for federal income Tax purposes as a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation. Each other Subsidiary of Pan Pacific has been since its formation, and continues to be treated for federal income Tax purposes as a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. Neither Pan Pacific nor any Subsidiary of Pan Pacific holds any Asset (i) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under Notice 88-19 or Treasury Regulation Section 1.337(d)-5T.

         SECTION 4.12 EMPLOYEE BENEFIT PLANS.

                  (a) Pan Pacific has listed in Section 4.12 of the Pan Pacific Disclosure Schedule all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans of Pan Pacific and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, change in control, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Pan Pacific or any ERISA Affiliate of Pan Pacific, or any Subsidiary of Pan Pacific (together, the "Pan Pacific Employee Plans").

                  (b) With respect to each Pan Pacific Employee Plan, Pan Pacific has made available to the Company, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Pan Pacific Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Pan Pacific Employee Plan and (iv) the most recent actuarial report or valuation relating to a Pan Pacific Employee Plan subject to Title IV of ERISA.

                  (c) With respect to the Pan Pacific Employee Plans, individually and in the aggregate, no event has occurred, and to the Knowledge of Pan Pacific, there exists no condition or set of circumstances in connection with which Pan Pacific could be subject to any liability that will have a Pan Pacific Material Adverse Effect under ERISA, the Code or any other applicable law. There is no Company Employee Plan that is subject to Title IV of ERISA or is a Multiemployer Plan.

                  (d) With respect to the Pan Pacific Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accrued or otherwise properly disclosed in the footnotes in accordance with generally accepted accounting principles, in the financial statements of Pan Pacific, which obligations will cause a Pan Pacific Material Adverse Effect.

                  (e) Except as disclosed in Pan Pacific SEC Reports filed prior to the date of this Agreement, and except as set forth in Section 4.12(e) of the Pan Pacific Disclosure Schedule, or as provided for in this Agreement, neither Pan Pacific nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Pan Pacific or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Pan Pacific of the nature contemplated by this Agreement, (ii) agreement with any officer of Pan Pacific providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         SECTION 4.13 PROPERTIES.

                  (a) Section 4.13(a) of the Pan Pacific Disclosure Schedule identifies:

                           (i) all real properties (by name and address) owned
by Pan Pacific or its Subsidiaries (the "Pan Pacific Owned Property") as of the date hereof, which are all of the real properties owned by them as of the date hereof; and

                           (ii) all real properties leased or operated by Pan
Pacific or its Subsidiaries as lessee (the "Pan Pacific Leased Property") as of the date hereof, which are all of the real properties so leased or operated by them. The Pan Pacific Owned Property and the Pan Pacific Leased Property is referred to herein collectively as the "Pan Pacific Real Property."

                  (b) Pan Pacific and its Subsidiaries have obtained title insurance policies for the Pan Pacific Real Property listed in Section 4.13(b) of the Pan Pacific Disclosure Schedule, and no material claims have been made against any such policies by an insured party thereunder. With respect to the Pan Pacific Real Property not listed in Section 4.13(b) of the Pan Pacific Disclosure Schedule, Pan Pacific has good and marketable title to the Pan Pacific Owned Property, and a valid leasehold interest in the Pan Pacific Leased Property, sufficient to allow each of Pan Pacific and its Subsidiaries to conduct its business as and where currently conducted. Each Pan Pacific Real Property is not subject to any Property Restrictions or Encumbrances, except for any Permitted Encumbrances, any Property Restrictions or in the title insurance policies set forth in
Section 4.13(b) of the Pan Pacific Disclosure Schedule, or any other Permitted Encumbrances and Property Restrictions and Encumbrances that do not, individually or in the aggregate, cause a Pan Pacific Material Adverse Effect.

                  (c) Except as set forth on Section 4.13(c) of the Pan Pacific Disclosure Schedule or as disclosed in the Pan Pacific SEC Reports, the Pan Pacific Real Property is not encumbered by any debt.

                  (d) To the Pan Pacific's Knowledge, all (i) certificates, permits or licenses from any Governmental Entity having jurisdiction over any Pan Pacific Real Property and (ii) agreements, easements or other rights, necessary to permit the lawful use and operation of the buildings and improvements on any of the Pan Pacific Real Property or to permit the lawful use and operation of all driveways, roads, and other means of egress and ingress to and from any Pan Pacific Real Property have been obtained and are in full force and effect except where the failure to obtain or maintain the same would not cause a Pan Pacific Material Adverse Effect and there is no pending threat or modification or cancellation of the same. All work to be performed, payments to be made and financial undertakings required to be taken by Pan Pacific or its Subsidiaries prior to June 30, 2000 pursuant to any contract entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to a Pan Pacific Real Property has been paid or undertaken, as the case may be, except where the failure to pay such amount or undertake such action would not cause a Pan Pacific Material Adverse Effect.

                  (e) Pan Pacific has not received since January 1, 1997 any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any Pan Pacific Real Property issued by any Governmental Entity which would cause a Pan Pacific Material Adverse Effect. Since January 1, 1997, neither Pan Pacific nor any of its Subsidiaries has received any written notice from any Governmental Entity with jurisdiction over Pan Pacific or any such Subsidiaries to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any Pan Pacific Real Property or (ii) any zoning, building or similar law, code, ordinance or regulation is being violated by the maintenance, operation or use of any buildings or other improvements on any Pan Pacific Real Property or by the maintenance, operation or use of the parking areas, except where any such written notice of such a proceeding or violation would not, individually or in the aggregate, cause a Pan Pacific Material Adverse Effect.

                  (f) Except as would not cause, individually or in the aggregate, a Pan Pacific Material Adverse Effect, to Pan Pacific's Knowledge,
(i) there are no material structural defects relating to any Pan Pacific Real Property, (ii) there is no Pan Pacific Real Property whose building systems are not in working order in any material respect and (iii) there is no uninsured physical damage to any Pan Pacific Real Property in an amount in excess of $150,000 with respect to any individual property, except for the payment by the Pan Pacific of a deductible under the applicable insurance policy or any current renovation or restoration to any Pan Pacific Real Property the remaining cost of which exceeds $150,000 with respect to any individual property.

                  (g) True and correct copies of the Pan Pacific Leases as amended to date have been delivered to, or made available for review by, the Company. Section 4.13(g) of the Pan Pacific Disclosure Schedule lists the following information with respect to the Pan Pacific Leases:

                           (i) the name of the lessee;

                           (ii) the expiration date of the Pan Pacific Lease;
and

                           (iii) the amount (or method of determining the
amount) of minimum monthly base rentals due under each Pan Pacific Lease.

                  (h) Pan Pacific has delivered to the Company a copy of its aging of accounts receivable as of June 30, 2000, which copy is true and correct in all material respects. Except as set forth in Section 4.13(h) of the Pan Pacific Disclosure Schedule, as of the date hereof, neither Pan Pacific nor any of its Subsidiaries has delivered written notice to any tenant to any Pan Pacific Lease alleging that such tenant is in default thereunder, other than with respect to defaults that have been cured or waived or which would not, individually or in the aggregate, cause a Pan Pacific Material Adverse Effect.

                  (i) There are no agreements, written or oral, between Pan Pacific or any of its Subsidiaries and any other Person relating to the use and occupancy of the Pan Pacific Real Property other than the Pan Pacific Leases. Except as set forth in Section 4.13(i) of the Pan Pacific Disclosure Schedule, as of the date hereof, no defaults (unless subsequently cured) by Pan Pacific or its Subsidiaries have been alleged in writing by the lessees thereunder that have not been cured in all material respects and, to the Knowledge of Pan Pacific, none of Pan Pacific nor any of its Subsidiaries is in default under any Pan Pacific Lease other than such defaults which would, individually or in the aggregate, cause a Pan Pacific Material Adverse Effect.

         SECTION 4.14 CONTRACTS.

                  (a) Section 4.14(a) of the Pan Pacific Disclosure Schedule contains a complete and accurate list of all Pan Pacific Contracts in effect as of the date hereof, other than the Pan Pacific Contracts which have been filed as an exhibit to the Pan Pacific SEC Reports. Each copy of a Pan Pacific Contract which has been delivered to, or made available for review by, Pan Pacific is a true and correct copy of such Pan Pacific Contract as amended to date.

                  (b) As of the date of this Agreement, (i) there is no material breach or violation of or material default by Pan Pacific or any of its Subsidiaries under any of the Pan Pacific Contracts, except if such breach, violation of or material default has been waived, and (ii) no event has occurred with respect to Pan Pacific or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Pan Pacific Contracts, which breach, violation or default referred to in clauses (i) or
(ii), individually or in the aggregate with other such material breaches, violations or defaults referred to in clauses (i) or (ii), would cause a Pan Pacific Material Adverse Effect. True copies of the Pan Pacific Contracts in effect as of the date hereof have been delivered or made available to the Company.

         SECTION 4.15 LABOR RELATIONS. Except as set forth in Section 4.15 of the Pan Pacific Disclosure Schedule, or as would not cause a Pan Pacific Material Adverse Effect, (i) there are no controversies pending or, to the Knowledge of Pan Pacific, threatened between Pan Pacific or any of its Subsidiaries and any of their respective employees; (ii) neither Pan Pacific nor any of its Subsidiaries is a party, or otherwise subject, to any collective bargaining agreement or similar contract; (iii) there are no proceedings asserting unfair labor practice charges pending against Pan Pacific or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of Pan Pacific or any of its Subsidiaries; and
(iv) there is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of Pan Pacific, threat thereof, by or with respect to any employees of Pan Pacific or any of its Subsidiaries.

         SECTION 4.16 [INTENTIONALLY OMITTED.]

         SECTION 4.17 ENVIRONMENTAL MATTERS.

                  (a) Except as set forth in Section 4.17(a) of the Pan Pacific Disclosure Schedule, Pan Pacific, each of its Subsidiaries and, to the actual knowledge of the individuals listed in Section 1 of the Pan Pacific Disclosure Schedule (after an inquiry of Pan Pacific's property managers but no other third parties), each tenant or operator of Pan Pacific Real Property (i) have obtained all material permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws by Pan Pacific or its Subsidiaries; (ii) are in material compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in material compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws except where the failure to obtain such permits, licenses or other authorizations or to comply with such terms and conditions or limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables would not, individually or in the aggregate, cause a Pan Pacific Material Adverse Effect.

                  (b) Except as set forth in Section 4.17(b) of the Pan Pacific Disclosure Schedule, Pan Pacific, each of its Subsidiaries and, to the actual knowledge of the individuals listed on Section 1 of the Pan Pacific Disclosure Schedule, each tenant or operator of Pan Pacific Real Property have not received a written notice of and have no Knowledge of any present or unremediated past violations of Environmental Laws, or of any event, incident or Action preventing continued compliance with such Environmental Laws, or giving rise to any common law environmental liability, or forming the basis of any Action against Pan Pacific or any of its Subsidiaries based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any Hazardous Material.

                  (c) Section 4.17 constitutes the sole representation of Pan Pacific concerning any Environmental Law or Hazardous Material.

         SECTION 4.18 OPINION OF FINANCIAL ADVISOR. Pan Pacific has received the opinion of Prudential Securities Incorporated (the "Pan Pacific Financial Advisor"), as of the date of this Agreement, to the effect that the Exchange Ratio is fair to Pan Pacific from a financial point of view. Pan Pacific has been authorized by the Pan Pacific Financial Advisor to permit, subject to prior review and consent by such Pan Pacific Financial Advisor, the inclusion of such fairness opinion (or a reference thereto) in the Joint Proxy Statement/Prospectus and the Registration Statement.

         SECTION 4.19 BROKERS. No broker, finder or investment banker (other than the Pan Pacific Financial Advisor, the fees and expenses of which shall be paid by Pan Pacific) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pan Pacific or any of its Subsidiaries. Pan Pacific has heretofore furnished to the Company a complete and correct copy of all agreements between Pan Pacific and the Pan Pacific Financial Advisor pursuant to which such firm would be entitled to any such payment.

         SECTION 4.20 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Pan Pacific Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Pan Pacific's stock necessary to approve the Pan Pacific Voting Proposals. The Pan Pacific Board, at a meeting duly called and held, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of the stockholders of Pan Pacific, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iii) declared that the Merger, this Agreement and the transactions contemplated thereby are advisable, and (d) resolved to recommend that the holders of the shares of the Pan Pacific Common Stock approve the Pan Pacific Voting Proposals.

         SECTION 4.21 TAX MATTERS. Neither Pan Pacific nor any of its Affiliates has taken or agreed to take any action, nor does Pan Pacific have Knowledge of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its Affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 4.22 INSURANCE. Pan Pacific has made available to the Company true and correct copies of all fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Pan Pacific or any of its Subsidiaries as of the date hereof.

         SECTION 4.23 NO MATERIAL ADVERSE EFFECT. Except as disclosed in the Pan Pacific SEC Reports, to the Knowledge of Pan Pacific no fact alone or together with another fact, would cause a Pan Pacific Material Adverse Effect prior to the Termination Date.

                                   ARTICLE V.
                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees as to itself and each of its Subsidiaries, except to the extent that Pan Pacific shall otherwise consent in writing, or as expressly contemplated or permitted by this Agreement, or as otherwise indicated in Section 5.1 of the Company Disclosure Schedule, or as required by a Governmental Entity of competent jurisdiction, to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other material obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner generally consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of Governmental Entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, to the extent consistent with such business, use all reasonable efforts, generally consistent with past practices and policies, to preserve intact its present business organization and its relationships with officers, employees and others having business dealings with it; provided, however, that no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.1 shall be deemed to be a breach of this paragraph of Section 5.1 unless such action would constitute a breach of one or more of such other provisions. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of Pan Pacific, the Company shall not and shall not permit any of its Subsidiaries to:

                  (a) adopt or propose any amendment to its Organizational Documents, except as contemplated by this Agreement;

                  (b) (i) issue, pledge or sell (other than upon exercise of Company Stock Rights outstanding on the date of this Agreement upon payment of the exercise price thereof or upon the exercise of rights of the limited partners in the Company DownREITs to convert their Company DownREIT Units outstanding on the date of this Agreement into Company Common Shares), or propose or authorize the issuance, pledge or sale, or grant any options or make any other agreements with respect to, any of its shares of beneficial interest or any other of its securities, (ii) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of the Company or any of its Subsidiaries, including without limitation, the Company Stock Rights and the Company Stock Plans, or authorize cash payments in exchange for any options granted under any of such plans, or (iii) adopt or implement any shareholder rights plan;

                  (c) except as set forth in Sections 5.3 and 5.4, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its stock or beneficial interests (including any dividend distribution payable in, or otherwise make a distribution of, shares of capital stock of any existing or subsequently formed Subsidiary of the Company), except the regular quarterly dividend paid by the Company in an amount not to exceed $0.28 per Company Common Share.

                  (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its stock or beneficial interests, or any of its other securities, except conversions or redemptions of Company DownREIT Units for cash, Company Common Shares or otherwise, in accordance with the Company DownREIT Partnership Agreements;

                  (e) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any of its Subsidiaries), or pay any benefit not required by any existing plan, arrangement or practice (including, without limitation, the granting of stock (or beneficial interest) options, stock (or beneficial interest) appreciation rights, shares of restricted stock (or beneficial interest) or performance units) or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee of the Company or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, Pension Plan or Welfare Plan, except, in any case referred to in this Section 5.1(e) (i) to the extent required by applicable law or regulation,
(ii) pursuant to any collective bargaining agreements or Employee Plan as in effect on the date of this Agreement consistent with past practices, (iii) for salary and benefit increases in the ordinary course of business consistent with past practice to employees other than officers of the Company earning an annual base salary in excess of $100,000, or
(iv) pursuant to Section 2.8, (v) pursuant to existing agreements, policies or practices previously disclosed in writing to Pan Pacific, which shall be interpreted and implemented in a manner consistent with past practice, (vi) for payments permitted by Section 6.18 and (vii) as disclosed in Section 5.1(e) of the Company Disclosure Schedule.

                  (f) (i) sell, pledge, dispose of, grant or encumber any of the Assets of the Company or any of its Subsidiaries consisting of stock or partnership interests of its Subsidiaries or fee interests in real property, other than sales of Assets listed on Schedule 5.1(f)(i) of the Company Disclosure Schedule, (ii) acquire any Assets consisting of fee interests in real property (other than real property listed in Section 5.1(f)(ii) of the Company Disclosure Schedule), or (iii) acquire any other Assets or (including, without limitation, by merger, consolidation, lease or acquisition of stock or Assets) any interest in a corporation, partnership, other business organization or any division thereof (or a substantial portion of the Assets thereof) in an aggregate amount exceeding $5,000,000; provided that nothing herein shall prevent the Company or its Subsidiaries from entering into leases of their real property Assets and provided further that the Company shall notify Pan Pacific of the acquisition by the Company or any of its Subsidiaries of any interest in a corporation, partnership, other business organization or any division thereof (or a substantial portion of the Assets thereof) prior to any such acquisition;

                  (g) except as required under any Company Contracts in effect as of the date hereof or as set forth in Section 5.1(g) of the Company Disclosure Schedule, (i) incur, assume or pre-pay any debt for borrowed money, other than pursuant to credit or other agreements in effect as of the date hereof, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (iii) make any loans, advances or capital contributions to, or investments in, any other Person (including advances to employees), except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company, or (iv) enter into any "keep well" or other agreement to maintain the financial condition of another entity (other than the Company or any of its wholly-owned Subsidiaries);

                  (h) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material Action relating to Taxes, amend in any material respect any material Tax return except in each case in the ordinary course of business consistent with past practice or as required by law, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including, without limitation, any change to its methods or basis or write-offs of accounts receivable) for federal income Tax purposes from those employed in the preparation of its federal income Tax return for the taxable year ending December 31, 1999;

                  (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities;

                  (j) other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of the Company or of any of its Subsidiaries before the same comes due in accordance with its terms, other than repayments of revolving lines of credit and the repayment of all obligations under the First Amended and Restated Credit Agreement among the Company, the Banks named therein, and Sanwa Bank California, as Agent, dated October 19, 1998, as amended to the date hereof;

                  (k) fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies;

                  (l) change in any material manner its methods of accounting as in effect on June 30, 2000 except as required by GAAP, or take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies, unless required by GAAP or the SEC;

                  (m) make any material modification or amendment, or terminate, any of the Company Contracts or waive, release or assign any material rights or claims other than in the ordinary course of business and consistent with past practice (provided that the Company is expressly permitted to waive its right to terminate Company Leases in the event of non-material or non-recurring breaches by tenants);

                  (n) take, or agree to commit to take, any action that would cause the representations and warranties of the Company contained herein, individually or in the aggregate, not to be true and correct in all material respects;

                  (o) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any Company Affiliates which involves the transfer of consideration or has a financial impact on the Company, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement or disclosed on the Company Disclosure Schedule;

                  (p) take or agree to take or cause to be taken any action that would prevent the Merger from qualifying as a reorganization as described in
Section 368(a) of the Code;

                  (q) make or commit to make any capital expenditures (other than capital expenditures for the repair or maintenance of capital Assets) that exceed $2,500,000 in the aggregate, excluding capital expenditures made with funds (A) held in like kind escrows established in accordance with Section 1031 of the Code or (B) obtained as proceeds from insurance policies due to the destruction, loss or impairment of capital Assets;

                  (r) compromise, or settle any litigation or arbitration proceedings involving payments by the Company or its Subsidiaries in excess of $100,000 per litigation or arbitration, or $500,000 in the aggregate; or

                  (s) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, publicly recommend, publicly propose or publicly announce an intention to do any of the foregoing, except as permitted above.

         SECTION 5.2 CONDUCT OF BUSINESS OF PAN PACIFIC PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Pan Pacific agrees as to itself and each of its Subsidiaries, except to the extent that the Company shall otherwise consent in writing, or as expressly contemplated or permitted by this Agreement, or as otherwise indicated in Section 5.2 of the Company Disclosure Schedule, or as required by a Governmental Entity of competent jurisdiction, to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other material obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner generally consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of Governmental Entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization and its relationships with officers, employees and customers, suppliers, distributors, and others having business dealings with it; provided, however, that no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.2 shall be deemed to be a breach of this paragraph of Section 5.2 unless such breach would constitute a breach of one or more of such other provisions. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of the Company, Pan Pacific shall not and shall not permit any of its Subsidiaries to:

                  (a) adopt or propose any amendment to its Organizational Documents, except in furtherance of this Agreement and the Merger;

                  (b) (i) issue, pledge or sell (other than upon exercise of Pan Pacific Stock Rights outstanding on the date of this Agreement upon payment of the exercise price thereof or upon the exercise of rights of the members in the Pan Pacific DownREITs to convert their Pan Pacific DownREIT Units into shares of Pan Pacific Common Stock), or propose or authorize the issuance, pledge or sale, or grant any options or make any other agreements with respect to, any of its shares of stock or any other of its securities; provided, however, that the Pan Pacific DownREITs are permitted to issue Pan Pacific DownREIT Units; (ii) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of Pan Pacific or any of its Subsidiaries, including without limitation, the Pan Pacific Stock Rights and the Pan Pacific Stock Plans, or authorize cash payments in exchange for any options granted under any of such plans, or (iii) adopt or implement any stockholder rights plan;

                  (c) except as set forth in Sections 5.3 and 5.4, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of Pan Pacific Common Stock (including any dividend distribution payable in, or otherwise make a distribution of, shares of stock of any existing or subsequently formed Subsidiary of Pan Pacific), except the regular quarterly dividend paid by Pan Pacific in an amount not to exceed $.42 per share of Pan Pacific Common Stock;

                  (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its common stock, or any of its other securities, except for (i) redemptions and transfers of Pan Pacific Common Stock required under Pan Pacific's charter in order to preserve the status of Pan Pacific as a REIT under the Code, and (ii) conversions or redemptions of Pan Pacific DownREIT Units for cash, Pan Pacific Common Stock or otherwise, in accordance with the Organizational Documents of the Pan Pacific DownREITs;

                  (e) (i) sell, pledge, dispose of, grant or encumber any of the Assets of Pan Pacific or any of its Subsidiaries consisting of stock or partnership interests of its Subsidiaries or fee interests in real property, in an aggregate amount not to exceed $40,000,000, or (ii) acquire any Assets consisting of fee interests in real property, other than Assets in an aggregate amount not to exceed $50,000,000; or (iii) acquire all or substantially all of the capital stock or equity securities of any Person, or all or substantially all of the assets of any division or line of business of any Person, whether by purchase, merger or consolidation if the aggregate value of the assets of such Person, division or line of business exceeds $50,000,000; provided that nothing herein shall prevent Pan Pacific or its Subsidiaries from entering into leases of their real property Assets;

                  (f) take or agree to take or cause to be taken any action that would prevent the Merger from qualifying as a reorganization as described in
Section 368(a) of the Code; or

                  (g) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         SECTION 5.3 CONTINUED QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST; FINAL COMPANY DIVIDEND. From and after the date hereof through the Effective Time, each of Company and Pan Pacific will maintain its respective qualification as a "real estate investment trust" under the Code and the rules and regulations thereunder. Without limiting the generality of the foregoing, if necessary to enable the Company to make aggregate dividend distributions during its final taxable period equal to the Minimum Distribution Dividend (after taking into account the dividend paid in accordance with Section 5.4), the Company shall declare and pay a dividend (the "Final Company Dividend") to holders of Company Common Shares in an amount equal to the minimum dividend sufficient to permit the Company to make aggregate dividend distributions during its final taxable period equal to the Minimum Distribution Dividend. If the Company determines it is necessary to declare the Final Company Dividend, it shall notify Pan Pacific at least ten days prior to the date for the Company Shareholders Meeting so that Pan Pacific may declare and pay a dividend per share to holders of Pan Pacific Common Stock in an amount per share equal to the quotient obtained by dividing
(x) the Final Company Dividend per Company Common Share by (y) the Exchange Ratio. For purposes of this paragraph, the term "Minimum Distribution Dividend" shall mean a distribution with respect to the Company's taxable year ending at the Effective Time which is sufficient to allow the Company to (i) satisfy the distribution requirements set forth in Section 857(a) of the Code, and (ii) avoid, to the extent possible, the imposition of income tax under Section 857(b) of the Code and the imposition of excise tax under Section 4981 of the Code.

         SECTION 5.4 DIVIDEND PAYMENT COORDINATION; SPECIAL DIVIDEND.

                  (a) Unless the Parties hereto otherwise mutually agree in writing, (i) if the Closing would otherwise occur on or before November 15, 2000, the Closing shall be postponed to a date, selected by the Parties, as soon as practicable after November 15, 2000; (ii) the Company shall set a record date for its regular fourth quarter 2000 dividend as close as practicable to October 26, 2000, and shall be entitled to authorize, declare and pay (or commit to pay) such dividend in the amount of $0.28 per share to holders of record of Company Common Shares at that date; and (iii) Pan Pacific shall set a record date for a special dividend on or before November 15, 2000, and shall be entitled to pay a special dividend in the amount of $0.28 per share to holders of record of Pan Pacific Common Stock at that date.

                  (b) With respect to dividends in respect of Pan Pacific Common Stock and Company Common Shares permitted under this Agreement other than those referred to in Section 5.4(a), each of Pan Pacific and the Company shall coordinate with the other the declaration and the record and payment dates therefor, it being the intention of the Parties that holders of Company Common Shares shall not receive (i) dividends for any single calendar quarter with respect to both Company Common Shares and shares of Pan Pacific Common Stock received in exchange therefor in connection with the Merger or (ii) fail to receive dividends for any single calendar quarter on shares of Company Common Shares or shares of Pan Pacific Common Stock received in exchange therefor in connection with the Merger. Notwithstanding the foregoing provisions of this Section 5.4(b), Pan Pacific's declaration of any such dividends shall be at its option.

         SECTION 5.5 [INTENTIONALLY OMITTED].

         SECTION 5.6 RESTRUCTURING OF COMPANY BOARD. The Company shall take all actions necessary to cause the following events to occur immediately prior to the Effective Time: (i) the resignation of two of its trustees, which trustees shall not be among the individuals listed on Schedule 2.7 hereto, and (ii) the appointment of two directors of Pan Pacific listed on Schedule 2.7 hereof by at least a two-thirds vote of the remaining Company trustees.

                                   ARTICLE VI.
                              ADDITIONAL AGREEMENTS

         SECTION 6.1 PREPARATION OF FORM S-4 AND THE PROXY STATEMENT; STOCKHOLDER AND SHAREHOLDER MEETINGS.

                  (a) As promptly as practicable after the execution of this Agreement, the Company and Pan Pacific shall cooperate with each other regarding, and, prepare and file with the SEC, the Joint Proxy Statement/Prospectus and Pan Pacific shall prepare and file the Registration Statement, provided that Pan Pacific may delay the filing of the Registration Statement until approval of the Joint Proxy Statement/Prospectus by the SEC. The Company and Pan Pacific will cause the Joint Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Pan Pacific and the Company shall use all reasonable efforts to have or cause the Joint Proxy Statement/Prospectus to be cleared by the SEC and to cause the Registration Statement to become effective as promptly as practicable. Without limiting the generality of the foregoing, each of the Company and Pan Pacific shall cause its respective Representatives to fully cooperate with the other Party and its respective Representatives in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement, and shall, upon request, furnish the other Party with all information concerning it and its Affiliates as the other may deem reasonably necessary or advisable in connection with the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. The Company hereby agrees that the recommendations of the Company Board described in Section 3.20 (subject to the right of the Company Board to withdraw, amend or modify such recommendation in accordance with Section 6.3) may be included in the Registration Statement and the Joint Proxy Statement/Prospectus. Pan Pacific shall use commercially reasonable best efforts to take all actions required under any applicable federal or state securities or Blue Sky Laws in connection with the issuance of shares of Pan Pacific Common Stock pursuant to the Merger and will pay all filing fees incident thereto. As promptly as practicable after the Registration Statement becomes effective, the Company and Pan Pacific shall cause the Joint Proxy Statement/Prospectus to be mailed to their respective shareholders or stockholders.

                  (b) The Company and Pan Pacific each agrees that none of the information supplied by the Company or its Subsidiaries to be included or incorporated by reference in the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, will, on the date of the mailing of the Joint Proxy Statement/Prospectus or any amendment or supplement thereto, and at the time of the Company Shareholders Meeting and the Pan Pacific Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company and Pan Pacific each agrees that none of the information supplied by it or its Subsidiaries to be included or incorporated by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (c) Without limiting the generality of the foregoing, prior to the Effective Time (i) the Company and Pan Pacific shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, and (ii) the Company and Pan Pacific shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Joint Proxy Statement/Prospectus or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its Representatives and the SEC with respect to any of the foregoing filings.

                  (d) The Company and Pan Pacific shall each take all action necessary to duly call the Company Shareholders Meeting and the Pan Pacific Stockholders Meeting, respectively, each to be held as promptly as practicable for the purpose of voting upon the approval of the Company Voting Proposals, in the case of the Company, and the Pan Pacific Voting Proposals, in the case of Pan Pacific. Subject to the right of the Company Board to withdraw, amend or modify such recommendation in accordance with Section 6.3, each of the Company and Pan Pacific shall, through its respective board of trustees or board of directors, as applicable, recommend to their respective stockholders adoption of this Agreement and approval of the Merger and related matters, shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold the Company Shareholders Meeting and Pan Pacific Stockholders Meeting on the same day and each of the Company and Pan Pacific shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Company Voting Proposals, in the case of the Company, and the Pan Pacific Voting Proposals, in the case of Pan Pacific. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.1(d) to conduct the Company Shareholders Meeting shall not be affected by the commencement, public proposal or communication to the Company of any Acquisition Proposal.

         SECTION 6.2 COOPERATION; NOTICE; CURE. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Pan Pacific and the Company shall confer on a regular and frequent basis with one or more Representatives of the other Party to report on the general status of ongoing operations. Each of Pan Pacific and the Company shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as reasonably practical after it becomes known to such Party, that causes or will cause any covenant or agreement of Pan Pacific or the Company, as the case may be, under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Pan Pacific or the Company contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

         SECTION 6.3 NO SOLICITATION.

                  (a) Subject to Section 6(b), unless and until this Agreement shall have been terminated by either party pursuant to Article VIII hereof, the Company shall not take or cause, directly or indirectly (through representatives, agents or otherwise), any of the following actions with any party other than Pan Pacific or its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any part of its business, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise, other than an offer or proposal with respect to a sale transaction permitted under Section 5.1 hereof (each of the foregoing, an "Acquisition Proposal"); (ii) disclose, in connection with an Acquisition Proposal, any information or provide access to its properties, books or records, except as required by law or pursuant to a governmental request for information; (iii) enter into or execute any agreement relating to an Acquisition Proposal; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal other than with respect to the Merger, or as otherwise required by applicable law. Nothing in this Section 6.3(a) shall limit the ability of the Company and its Subsidiaries to sell Assets in accordance with Section 5.1(f) hereof.

                  (b) Notwithstanding the foregoing, in response to a bona fide, unsolicited, written Acquisition Proposal from a Third Party (that does not result from a breach of this Section 6.3), the Company Board may, and may authorize and permit the Company's officers, trustees, employees, financial advisors, representatives, or agents to, (i) provide such Third Party with nonpublic information, (ii) otherwise facilitate any effort or attempt by such Third Party to make or implement such Acquisition Proposal, (iii) agree to or recommend or endorse any such Acquisition Proposal with or by any Third Party,
(iv) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Pan Pacific, its approval and recommendation of the Merger and this Agreement, (v) participate in discussions and negotiations with such Third Party relating to such Acquisition Proposal and (vi) cause the Company to enter into an agreement implementing an Acquisition Proposal, provided that the Company simultaneously terminates this Agreement pursuant to Section 8.1(g), if and only to the extent that (x) the Company Board believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is more favorable or is likely to result in an Acquisition Proposal that is more favorable to the Company Shareholders from a financial point of view than the Merger and is made by a Person believed by the Company Board to be reasonably capable of completing such Acquisition Proposal (a "Superior Proposal"), (y) the Company Board, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that the failure to do so would reasonably be expected to cause the members of the Company Board to breach their legal duties to shareholders of the Company under applicable law and (z) the Third Party has entered into a confidentiality agreement pertaining to nonpublic information regarding the Company containing terms in the aggregate no more favorable to the Third Party than those in the Confidentiality Agreement. The Company agrees that, in the event of a Superior Proposal, for the five Business Day period commencing on the date on which it delivers notice of such Superior Proposal to Pan Pacific in accordance with Section 6.3(c), it shall offer to negotiate with, and cause its respective financial and legal advisors to negotiate with, Pan Pacific to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable Pan Pacific to proceed with the transactions contemplated herein.

                  (c) The Company shall notify Pan Pacific reasonably promptly after receipt by the Company (or any of their advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the Company's properties, books or records by any person or entity that informs the Company that is it considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the status thereof (including the specific terms thereof but not the identity of the Third Party making such request or Acquisition Proposal). The Company shall promptly (but in any event within one calendar day) furnish to Pan Pacific a copy of any written proposals relating to a possible Acquisition Proposal and copies of any written information provided to or by any third party relating thereto to the extent such information has not previously been provided to Pan Pacific (but redacting the name of the Third Party). The Company shall promptly (but in any event within one calendar day) advise Pan Pacific in writing of any material changes to the terms and conditions of any Acquisition Proposal.

                  (d) Nothing contained in this Section 6.3 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to its shareholders if the Company Board determines in good faith after consultation with its outside counsel (who may be its regularly engaged outside counsel) that failure to do so would reasonably be expected to result in a breach of its fiduciary duties to shareholders under any applicable law, provided, however, that neither the Company nor the Company Board nor any committee thereof may, except as expressly permitted by this Section 6.3 or required by Rule 14e-2 promulgated under the Exchange Act, withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this

Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

         SECTION 6.4 ACCESS TO INFORMATION. Upon reasonable notice, each of Pan Pacific and the Company (and each of their respective Subsidiaries) shall afford to the other Party and its Representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of Pan Pacific and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other (a) copies of monthly financial reports and development reports, (b) a copy of each report, schedule, registration statement and other documents filed or received by it during such period pursuant to the requirements of federal or state securities laws and (c) all other information concerning its business, Assets, personnel and tax status as the other Party may reasonably request; provided, however the foregoing shall not require the Company or Pan Pacific to permit any inspection or disclose any information that would result in the disclosure of confidential information of Third Parties or violate a confidentiality obligation of such party or any material bearing on an Acquisition Proposal made prior to the date of this Agreement by any Third Party, or the identity of any Third Party making any Acquisition Proposal after the date hereof, or any advice or analysis by the Company or any of its representatives of the Company or any such Third Party or any such Acquisition Proposal or of any report from its financial advisors, counsel or management regarding Pan Pacific. Each Party making such requests will hold any such information furnished to it by the other Party or Parties which is nonpublic in confidence in accordance with the letter agreement dated as of July 25, 2000, among Pan Pacific, Revenue Properties Company Limited and the Company (the "Confidentiality Agreement"). All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Pan Pacific, as the case may be, or such Person designated by such officers. No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the Parties to consummate the Merger.

         SECTION 6.5 TERMINATION OF COMPANY'S 401(k) PLAN. Unless Pan Pacific otherwise requests in writing, prior to the Closing, (i) the Company Board shall adopt resolutions terminating, effective prior to the Effective Time, the Company's Investment 401(k) Plan (each such plan, a "Company 401(k) Plan") and
(ii) amend the Company 401(k) Plan in the manner necessary to cause the tax-qualified status of such Company 401(k) Plan to be maintained at the time of termination.

         SECTION 6.6 GOVERNMENTAL APPROVALS.

                  (a) The Parties shall cooperate with each other and use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, consents, variances, exemptions, orders, approvals and authorizations of all Third Parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement ("Governmental Approvals"), and to comply with the terms and conditions of all such Governmental Approvals. Each of the Parties shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause their respective Representatives and other Affiliates to, file within 30 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Pan Pacific and the Company shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Pan Pacific and the Company, as the case may be, and any of their respective Subsidiaries, directors, trustees, officers and stockholders which appear in any filing made with, or written materials submitted to, any Third Party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Pan Pacific and the Company (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other Party with copies of all correspondence between the Notifying Party or any of its Representatives and Governmental Entities with respect to Governmental Approvals.

                  (b) Pan Pacific and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed. Pan Pacific and the Company shall take any and all actions reasonably necessary to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated hereby or thereby, including, without limitation, promptly appealing any adverse court or administrative order or injunction to the extent reasonably necessary for the foregoing purposes.

                  (c) Notwithstanding the foregoing or any other provision of this Agreement, Pan Pacific shall have no obligation or affirmative duty under this Section 6.6 to cease or refrain from the ownership of any Assets, or the association with any Person which association is material to the operations of Pan Pacific, whether on the date hereof or at any time in the future.

         SECTION 6.7 PUBLICITY. Pan Pacific and the Company shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or obligations pursuant to any listing agreement with, or rules of any national securities exchange.

         SECTION 6.8 AFFILIATE AGREEMENTS. No later than 45 days prior to the Closing the Company shall deliver to Pan Pacific a list identifying, in the view of the Company, each person who will be, at the time of the Company Shareholders Meeting, a Company Affiliate. The Company shall provide to Pan Pacific such information and documents as Pan Pacific shall reasonably request for purposes of reviewing such list and shall notify Pan Pacific in writing regarding any change in the identity of the Company Affiliates prior to the Closing Date; provided, however, that no such Person identified to Pan Pacific shall be added to the list of Company Affiliates if Pan Pacific shall receive from the Company, on or before the date of the Company Shareholders Meeting, an opinion of counsel reasonably satisfactory to Pan Pacific to the effect that such Person is not a Company Affiliate. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Pan Pacific as promptly as practicable but in no event later than 15 days prior to the Closing (and in any case prior to the Effective Time) an Affiliate Agreement from each of its Affiliates.

         SECTION 6.9 TAX TREATMENT OF REORGANIZATION.

                  (a) The Parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code and shall use their best efforts (and shall cause their respective Subsidiaries to use their best efforts) to cause the Merger to so qualify. Neither the Company, Pan Pacific, nor any of their respective Subsidiaries or other Affiliates shall take any action, or fail to take any action, that is not specifically provided for by this Agreement that would or would be reasonably likely to adversely affect the treatment of the Merger as a reorganization under Section 368(a) of the Code. Pan Pacific and the Company shall, and shall cause their respective Subsidiaries to, take the position for all purposes that the Merger qualifies as a reorganization under that Section of the Code. None of the Company, Pan Pacific, or any Subsidiary of either makes any representation or warranty to the other(s) or to any stockholder regarding the tax treatment of the Merger or whether the Merger will qualify as a reorganization under the Code. Each of the Company, Pan Pacific, and the Subsidiaries of both acknowledge that they are relying on their own advisors in connection with the Tax treatment of the Merger and the other transactions contemplated by this Agreement.

                  (b) Pan Pacific and the Company shall cooperate and use their best efforts in obtaining the opinions of O'Melveny & Myers, LLP, counsel to the Company, and Latham & Watkins, counsel to Pan Pacific, dated as of the Closing Date, to the effect that the Merger will qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Pan Pacific and Company shall use their best efforts to provide O'Melveny & Myers, LLP and Latham & Watkins with such representations or certificates as may reasonably be required to enable such counsel to render the opinions referred to in the preceding sentence.

         SECTION 6.10 FURTHER ASSURANCES AND ACTIONS. Subject to the terms and conditions herein, each of the Parties agrees to use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable on its part under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using their respective reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each Party as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such Party pursuant to this Agreement, subject, in the case of the Company, to the rights of the Company and the Company Board under Sections 6.3(b), 6.3(c) and 8.1(g).

         SECTION 6.11 STOCK EXCHANGE LISTING. Pan Pacific shall use its best efforts to list on the NYSE prior to the Effective Time, subject to official notice of issuance, the shares of Pan Pacific Common Stock to be issued in the Merger.

         SECTION 6.12 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use all reasonable efforts to cause to be delivered to Pan Pacific a letter of KPMG LLP, the Company's independent auditors, dated (i) a date within two Business Days before the date on which the Registration Statement shall become effective and (ii) the Closing Date, in each case addressed to Pan Pacific and its directors, in form reasonably satisfactory to Pan Pacific and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         SECTION 6.13 LETTER OF PAN PACIFIC'S ACCOUNTANTS. Pan Pacific shall use all reasonable efforts to cause to be delivered to the Company and Pan Pacific a letter of KPMG LLP, Pan Pacific's independent auditors, dated (i) a date within two Business Days before the date on which the Registration Statement shall become effective and (ii) the Closing Date, in each case addressed to the Company and its directors, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         SECTION 6.14 COMPANY REIT STATUS. Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking, and the Company hereby agrees to take, any action at any time or from time to time that in the reasonable judgment of the Company Board, upon advice of counsel, is legally necessary for the Company to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for any period or portion thereof ending on or prior to the Effective Time, including without limitation, making dividend or distribution payments to shareholders of the Company in accordance with Section 5.3 or otherwise.

         SECTION 6.15 PAN PACIFIC REIT STATUS. Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Pan Pacific from taking, and Pan Pacific hereby agrees to take any action at any time or from time to time that in the reasonable judgment of Pan Pacific Board, upon advice of counsel, is legally necessary for Pan Pacific to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for any period or portion thereof ending on, prior to or including the Effective Time,



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including without limitation, making dividend or distribution payments to stockholders of Pan Pacific, in accordance with Section 5.3 or otherwise.

         SECTION 6.16 OBTAINING CONSENTS.

                  (a) Pan Pacific shall give (or shall cause its Subsidiaries to give) any notices to Third Parties, and use, and cause its Subsidiaries to use, their reasonable best efforts to obtain any Third Party consents related to or required in connection with the Merger that are (i) disclosed or required to be disclosed in the Pan Pacific Disclosure Schedule or (ii) required to prevent a Pan Pacific Material Adverse Effect from occurring prior to or after the Effective Time.

                  (b) The Company shall give (or shall cause its Subsidiaries to give) any notices to Third Parties, and use, and cause its Subsidiaries to use, their reasonable best efforts to obtain any Third Party consents related to or required in connection with the Merger that are (i) disclosed or required to be disclosed in the Company Disclosure Schedule, or (ii) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time.

         SECTION 6.17 BOARD REPRESENTATION. At or before the Effective Time, Pan Pacific shall increase the size of the Pan Pacific Board from five directors to seven directors. At the Effective Time, the two resulting vacancies on the Pan Pacific Board shall be filled by two of the individuals listed on Schedule 6.17, which shall consist of the independent members of the Company Board, which individuals shall be selected from such list by Pan Pacific and elected to the Pan Pacific Board by a majority of the directors on the Pan Pacific Board.

         SECTION 6.18 EMPLOYEE BENEFITS.

                  (a) At the Effective Time (and not before the Effective Time, unless otherwise required by law or by contract), the employees of the Company listed in Section 6.18 of the Company Disclosure Schedule shall be entitled to the severance payments, bonuses, 401(k) profit sharing and matching contributions and vacation accrual payments (the "Employee Benefits") listed opposite their names in Section 6.18 of the Company Disclosure Schedule; provided, however, that the Company is expressly permitted to pay (or commit to pay) the applicable amount set forth in Section 6.18 of the Company Disclosure Schedule to any employee listed on such schedule whose employment is terminated prior to the Effective Time, at the time of such termination, so long as any such payments and commitments do not exceed $15,000 to any individual or $100,000 in the aggregate; provided further that no individual shall be entitled to any Employee Benefits under this Section 6.18(a) (other than those which the Company or the Surviving Company is required to pay by law or by contract) unless such individual first delivers to the Company or the Surviving Company, as applicable, a writing indicating that the Employee Benefits received by such individual represent a full settlement of all Employee Benefits due such employee and waiving any rights to Employee Benefits accrued as of the Effective Time. To the extent that any severance payments, bonuses, 401(k) profit sharing and matching contributions, vacation accrual payments or substantially similar benefits are paid to any employee listed in Section 6.18 of the Company Disclosure Schedule after the date hereof in



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connection with services rendered by such employee prior to the Effective Time, the Employee Benefits payable to such employee under this Section 6.18(a) shall be reduced on a dollar-for-dollar basis.

                  (b) The Company shall have the right to offer to each employee listed in Section 6.18(b) of the Company Disclosure Schedule, with respect to each Company Option referred to in Section 6.18(b) of the Company Disclosure Schedule, in exchange for the cancellation of such Company Option, the amount of cash set forth on such schedule, provided, however, that any such offer shall be conditioned upon the applicable employee's written agreement, delivered to the Company at least five Business Days prior to the Closing Date, to cancel all of the Company Options held by such employee on the terms set forth in Section 6.18(b) of the Company Disclosure Schedule.

         SECTION 6.19 NON-SOLICITATION OF EMPLOYEES. During the period from the date hereof to the earlier of the Effective Time and the one year anniversary date of the termination of this Agreement, neither Party hereto will, or will permit their respective Subsidiaries to, employ or solicit for employment any of the officers or management level employees of the other Party hereto.

         SECTION 6.20 ACQUISITION OF WRESI STOCK. Pan Pacific will cause Stuart
A. Tanz and Joseph B. Tyson to acquire, at the Effective Time, all of the capital stock of WRESI held by Dennis Ryan and by Brad Blake for a payment in cash of $336,000 (plus interest) to each such person. Such purchase shall be made without recourse, representation or warranty.

         SECTION 6.21 ADJUSTMENT TO PAN PACIFIC DIVIDEND PAYMENTS. Pan Pacific shall change its record date for its regular quarterly dividend payable in the first quarter of 2001 to a date on or about the last Friday of February and the payment date for such dividend to a date as close as practicable to March 15, 2001. After the Merger, Pan Pacific intends to change its record dates for its regular quarterly dividends to dates on or about the last Friday of February, May, August and November in each year, and payment dates for such dividends to dates as close as practicable to March 15, June 15, September 15 and December 15 in each year, but the timing of such dividends shall be at the discretion of the Pan Pacific Board. The regular dividend paid by Pan Pacific in the first calendar quarter after the Effective Time shall be in a per share amount equal to or exceeding the quotient of $0.28 divided by the Exchange Ratio. Pan Pacific intends to maintain or exceed the dividend rate referred to in the immediately preceding sentence after the first quarter following the Effective Time, but the amount of subsequent dividends shall be at the discretion of the Pan Pacific Board.

         SECTION 6.22 INDEMNIFICATION AND INSURANCE.

                  (a) From and after the Effective Time, the Surviving Company shall provide exculpation and indemnification for each Person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, trustee or director of the Company or any of its Subsidiaries, (together with the WRESI Shareholders (as defined below)



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the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by the Company or WPT and its Subsidiaries immediately prior to the Effective Time in their respective Organizational Documents, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement. From and after the Effective Time, the Surviving Company shall also provide exculpation and indemnification for Bradley Blake and Dennis Ryan in their capacities as shareholders, officers and/or directors of WRESI (in such capacity, the "WRESI Shareholders") for all actions on or before the Effective Time, including, without limitation, all transactions contemplated by this Agreement, to the maximum extent permitted by law.

                  (b) In addition to the rights provided in Section 6.22(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation, any action by or on behalf of any or all security holders of the Company, WPT, or Pan Pacific, or any Subsidiary of the Company or Pan Pacific, or by or in the right of the Company, WPT, or Pan Pacific, or any Subsidiary of the Company or Pan Pacific, or any claim, action, suit, proceeding or investigation (collectively, for this Section 6.22 "Claims") in which any Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer, employee, trustee or director of the Company or any of its Subsidiaries or any action or omission or alleged action or omission by such Person in his capacity as an officer, employee, trustee or director, or
(ii) the Company Transaction Documents or the Company DownREIT Transaction Documents or the Company Transactions or the transactions contemplated thereby, whether in any case asserted or arising before or after the Effective Time, Pan Pacific and the Surviving Company (the "Indemnifying Parties") shall from and after the Effective Time jointly and severally indemnify and hold harmless the Indemnified Parties from and against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines or amounts paid in settlement arising out of or relating to any such Claims. Purchaser, the Surviving Corporation and the Indemnified Parties hereby agree to use their reasonable best efforts to cooperate in the defense of such Claims. In connection with any such Claim, the Indemnified Parties shall have the right to select and retain one counsel, at the cost of the Indemnifying Parties, subject to the consent of the Indemnifying Parties (which consent shall not be unreasonably withheld or delayed). In addition, after the Effective Time, in the event of any such threatened or actual Claim, the Indemnifying Parties shall promptly pay and advance reasonable expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of the Claim to the fullest extent and in the manner permitted by law. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Party, such undertaking to be accepted without regard to the creditworthiness of the Indemnified Party, to repay any expenses advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent (which consent shall not be



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unreasonably withheld or delayed), and (ii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Party shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto. Any Indemnified Party wishing to claim indemnification under this Section 6.22, upon learning of any such Claim, shall promptly notify the Indemnifying Parties of such Claim and the relevant facts and circumstances with respect thereto; provided however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices the Indemnifying Parties' ability to defend such Claim; and provided, further, however, that no Indemnified Party shall be obligated to provide any notification pursuant to this Section 6.22(b) prior to the Effective Time.

                  (c) For six years after the Effective Time, Pan Pacific shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable in the aggregate to the Company's trustees, directors and officers, as the case may be, currently covered by such insurance than those of such policy in effect on the date of this Agreement; provided, that in the event that the aggregate premiums for insurance for the benefit of persons currently covered by the Company's officers' and directors' insurance policy under this Section 6.22(c) are in excess of 150% of the aggregate premiums paid by the Company in 1999 on an annualized basis for such purpose then Pan Pacific shall only be obligated to maintain such insurance coverage as is reasonably available for such amount.

                  (d) This Section 6.22 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns Pan Pacific, including without limitation the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this
Section 6.22 and Pan Pacific acknowledges and agrees that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 6.22.

                  (e) In the event that the Surviving Company or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 6.22, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.



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                                  ARTICLE VII.
                              CONDITIONS OF MERGER

         SECTION 7.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) the Company Voting Proposals shall have been approved by the shareholders of the Company in the manner required under the CGCL and the Organizational Documents of the Company;

                  (b) the Pan Pacific Voting Proposals shall have been approved by the stockholders of Pan Pacific in the manner required under the MGCL, the rules of the NYSE and the Organizational Documents of Pan Pacific;

                  (c) no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction and no other legal restraint or prohibition shall be in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however, that the Parties shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted;

                  (d) there shall not be instituted or pending any Action by a Governmental Entity or any other Person as a result of this Agreement or any of the transactions contemplated herein which causes a Company Material Adverse Effect or a Pan Pacific Material Adverse Effect (assuming for purposes of this
Section 7.1(d) that the Merger shall have occurred);

                  (e) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order suspending the effectiveness of the Registration Statement nor shall proceedings for that purpose have been threatened, and any material Blue Sky Law permits and approvals applicable to the registration of the Pan Pacific Common Stock to be exchanged for Company Shares shall have been obtained;

                  (f) all filings required to be made prior to the Closing by any Party or any of its respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Closing by any Party or any of its respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to obtain such consents would not cause a Company Material Adverse Effect or a Pan Pacific Material Adverse Effect and could not reasonably be expected to subject the Parties or their Affiliates or any directors, trustees, officers, agents or advisors of any of the foregoing to the risk of criminal liability;



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
                  (g) all consents or approvals of all Persons (other than Governmental Entities and the limited partners of Western/Pinecreek Partnership) required for or in connection with or as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, except for those the failure of which to obtain would not cause a Company Material Adverse Effect or a Pan Pacific Material Adverse Effect; and

                  (h) the shares of Pan Pacific Common Stock issuable to the holders of Company Shares pursuant to this Agreement shall have been approved for listing on the NYSE upon official notice of issuance.

         SECTION 7.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE INCORPORATION AND THE MERGER. The obligation of the Company to effect the Incorporation and the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) Each representation and warranty of Pan Pacific contained in this Agreement, without giving effect to any materiality qualifications or references to materiality therein, shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time, except (i) as contemplated or permitted by this Agreement, (ii) to the extent that any such representation or warranty shall have been expressly made as of an earlier date, in which case such representation and warranty, without giving effect to any materiality qualifications or references to materiality therein, shall have been true and correct as of such earlier date, and (iii) to the extent that any and all failures of such representations and warranties to be true and correct, shall not result in a Pan Pacific Material Adverse Effect;

                  (b) Pan Pacific shall have performed or complied in all material respects with all obligations required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

                  (c) The Company shall have received a certificate executed on behalf of Pan Pacific by the Chief Executive Officer or Chief Financial Officer of Pan Pacific to the effect set forth in clauses (a) and (b) of this Section 7.2;

                  (d) The Company shall have received an opinion of O'Melveny & Myers LLP, dated as of the date of the Effective Time, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, for federal income tax purposes, (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and (ii) no income or gain will be recognized by the Company or any Company Shareholders as a result of the Merger, except to the extent that Company Shareholders receive cash pursuant to the transactions contemplated by this Agreement. In rendering such opinion, O'Melveny & Myers LLP may receive and rely upon



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representations including those contained in this Agreement or in certificates of officers of the Parties and others; and

                  (e) The Company shall have received the opinion of Latham & Watkins in the form attached as Exhibit C hereto (based upon customary representations including those contained in this Agreement or in certificates of officers of the Parties and others), dated as of the date of the Effective Time, to the effect that, (i) commencing with its taxable year ended December 31, 1997, Pan Pacific was organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and (ii) its method of operation has enabled it and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

                  (f) The average closing price of Pan Pacific Common Stock on the NYSE for the period of ten trading days prior to the Closing Date shall not be less than $15 per share.

         SECTION 7.3 CONDITIONS TO OBLIGATIONS OF PAN PACIFIC TO EFFECT THE MERGER. The obligations of Pan Pacific to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                  (a) Each representation and warranty of the Company contained in this Agreement, without giving effect to any materiality qualifications or references to materiality therein, shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time, except (i) as contemplated or permitted by this Agreement, (ii) to the extent that any such representation or warranty shall have been expressly made as of an earlier date, in which case such representation and warranty, without giving effect to any materiality qualifications or references to materiality therein, shall have been true and correct as of such earlier date, and (iii) to the extent that any and all failures of such representations and warranties to be true and correct, shall not result in a Company Material Adverse Effect;

                  (b) The Company shall have performed or complied in all material respects with all obligations required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

                  (c) Pan Pacific shall have received a certificate executed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to the effect set forth in clauses (a) and (b) of this Section 7.3;

                  (d) Pan Pacific shall have received an opinion of Latham & Watkins, dated as of the date of the Effective Time, in form and substance reasonably satisfactory to Pan Pacific, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of such time, for federal income tax purposes, (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and (ii) no income or gain will be recognized by Pan Pacific or any of its stockholders as a result of the Merger. In rendering such opinion, Latham & Watkins may



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receive and rely upon representations including those contained in this
Agreement or in certificates of officers of the Parties or others; and

                  (e) Pan Pacific shall have received the opinion of O'Melveny & Myers LLP in the form attached as Exhibit D hereto (based upon customary representations including those contained in this Agreement or in certificates of officers of the Parties and others), dated as of the date of the Effective Time, to the effect that, commencing with its taxable year ended December 31, 1992 (and without regard to whether such opinion is true or accurate for any taxable year prior to the taxable year ended December 31, 1992), the Company was organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled it to meet, through the Effective Time, the requirements for qualification and taxation as a REIT under the Code.

                  (f) KPMG LLP shall have delivered to Pan Pacific each of the letters described in Sections 6.12 and 6.13, at the times provided for in such Sections.

                  (g) Effective demands for payment under Chapter 13 of the CGCL shall not have been received by the Company or WPT with respect to more than 5.0% of the outstanding Company Common Shares or WPT Common Stock.

                                  ARTICLE VIII.
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1 TERMINATION. This Agreement may be terminated at any time before the Effective Time (except as otherwise provided), whether before or after the approval of the shareholders of the Company and the stockholders of Pan Pacific referred to in Sections 7.1(a) and (b), by written notice from Pan Pacific to the Company or the Company to Pan Pacific, as the case may be, as follows:

                  (a) by mutual written consent of each of Pan Pacific and the Company;

                  (b) by either the Company or Pan Pacific, if the Effective Time shall not have occurred on or before February 28, 2001 (the "Termination Date"); provided however, that the right to terminate this Agreement under this
Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                  (c) by either the Company or Pan Pacific, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and nonappealable;

                  (d) by either Pan Pacific or the Company if the requisite vote in favor of the Company Voting Proposals shall not have been obtained at a duly held meeting of the



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shareholders of the Company or at any adjournment thereof; provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Company if it fails to fulfill its obligations under Section 6.1(d);

                  (e) by either the Company or Pan Pacific if the requisite vote in favor of the Pan Pacific Voting Proposals shall not have been obtained at a duly held meeting of stockholders of Pan Pacific or at any adjournment thereof; provided that the right to terminate this Agreement under this Section 8.1(e) shall not be available to Pan Pacific if it fails to fulfill its obligations under Section 6.1(d);

                  (f) by Pan Pacific, if (i) after the receipt by the Company of an Acquisition Proposal, the Company Board shall have withdrawn or modified, or proposed publicly to withdraw or modify, its recommendation of any of the Company Voting Proposals, (ii) after the receipt by the Company of an Acquisition Proposal (which Acquisition Proposal is public), Pan Pacific requests in writing that the Company Board publicly reconfirm its recommendation of the Company Voting Proposals to the shareholders of the Company and the Company Board fails to do so within thirty Business Days after its receipt of Pan Pacific's request; (iii) the Company Board shall have recommended to the shareholders of the Company an Alternative Transaction; (iv) a tender offer or exchange offer for 27.5% or more of the outstanding Company Common Shares is commenced (other than by the Company or an Affiliate of the Company) and the Company Board recommends that the shareholders of the Company tender their shares in such tender or exchange offer; or (v) after the receipt by the Company of an Acquisition Proposal, the Company fails to call and hold the Company Shareholders Meeting by the Termination Date.

                  (g) by the Company, prior to the approval of the Company Voting Proposals by the shareholders of the Company, if the Company has complied in all respects with Section 6.3, and the Company Board has determined to accept a Superior Proposal; provided, however, that no termination shall be effective pursuant to this Section 8.1(g) under circumstances in which a Break-Up Fee is payable by the Company pursuant to Section 8.2(c)(iii), unless concurrently with such termination, 50% of such Break-Up Fee is paid by the Company in accordance with Section 8.2(c)(iii);

                  (h) by Pan Pacific, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if (i) any representation or warranty of the Company that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of the Company that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is capable of being cured by the Company prior to the Termination Date, for so long as the Company continues in good faith to attempt to cure such breach, Pan Pacific may not terminate this Agreement under this Section 8.1(h); or

                  (i) by the Company, upon a material breach of any covenant or agreement on the part of Pan Pacific set forth in this Agreement, or if (i) any representation or warranty of Pan Pacific that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Pan Pacific that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied ("Terminating Pan Pacific Breach"); provided, however, that, if such Terminating Pan Pacific Breach is capable of being cured by Pan Pacific prior to the Termination Date, for so long as Pan Pacific continues in good faith to attempt to cure such breach, the Company may not terminate this Agreement under this Section 8.1(i).

         SECTION 8.2 EXPENSES; BREAK-UP FEE.

                  (a) Except as otherwise provided in this Section 8.2, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses. As used in this Agreement, "Expenses" includes all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and Registration Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

                  (b) Notwithstanding the foregoing,

                           (i) if this Agreement is terminated by Pan Pacific
pursuant to Section 8.1(h), then the Company shall pay the Expenses incurred by Pan Pacific up to a maximum of $2,000,000; provided, however that the Company shall not be obligated to pay such Expenses incurred by Pan Pacific if it is obligated to pay a Break-Up Fee pursuant to Section 8.2(c).

                           (ii) if this Agreement is terminated by the Company
pursuant to Section 8.1(i), then Pan Pacific shall pay the Expenses incurred by the Company up to a maximum of $2,000,000.

         The Company's payment of the Expenses incurred by the Pan Pacific pursuant to this subsection shall be the sole and exclusive remedy of Pan Pacific against the Company and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment, except for liabilities or damages caused by the willful breach of any representations, warranties, covenants or agreements herein by the Company. Pan Pacific's payment of the Expenses incurred by the Company pursuant to this subsection shall be the sole and exclusive remedy of the Company against Pan Pacific and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such



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payment, except for liabilities or damages caused by the willful breach of any representations, warranties, covenants or agreements herein by Pan Pacific.

                  (c) The Company shall pay Pan Pacific a Break-Up Fee if any of the following events occur:

                           (i) the termination of this Agreement by either Pan
Pacific or the Company pursuant to Section 8.1(d), if a proposal for an Alternative Transaction involving the Company shall have been publicly announced prior to the Company Shareholders Meeting and either a definitive agreement for an Alternative Transaction is entered into, or such Alternative Transaction (or another Alternative Transaction with the proponent of such transaction or an Affiliate of such proponent) is consummated, within twelve months of such termination, it being understood that the Break-Up Fee under this clause 8.2(c)(i) shall be payable only upon the earlier of the execution of such definitive agreement or the consummation of such Alternative Transaction;

                           (ii) the termination of this Agreement by Pan Pacific
pursuant to Section 8.1(f); or

                           (iii) the termination of this Agreement by the
Company pursuant to Section 8.1(g).

The Break-Up Fee shall be paid by the Company to Pan Pacific, in immediately available funds, as follows: (a) 50% of the Break-Up Fee shall be payable upon the date of the earliest to occur of the events described in clauses (i), (ii) and (iii) of this Section 8.2(c) and (b) 50% of the Break-Up Fee shall be payable within 90 days of such date. The Company's payment of a Break-Up Fee pursuant to this subsection shall be the sole and exclusive remedy of Pan Pacific against the Company and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by the Company.

                  (d) As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any Third Party acquires more than 27.5% of the outstanding Company Common Shares pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party (or the stockholders of a Third Party) acquires more than 27.5% of the outstanding Company Common Shares or 27.5% of the equity securities of the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and the entity surviving any merger or business combination including any of them) of the Company having a fair market value (as determined by the Company Board in good faith) equal to more than 27.5% of the fair market value of all the assets of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction.



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                  (e) The "Break-Up Fee" shall be an amount equal to the lesser of (i) the Base Amount (as defined below) and (ii) the maximum amount, if any, that can be paid to Pan Pacific without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for such year determined as if (a) the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), and (b) Pan Pacific has $1,000,000 of income from unknown sources during such year which was not Qualifying Income (in addition to any known or anticipated income of Pan Pacific which was not Qualifying Income), in each case as determined by independent accountants to Pan Pacific. Notwithstanding the foregoing, in the event Pan Pacific receives a reasoned opinion from outside counsel or a ruling from the IRS (the "Tax Guidance") providing that Pan Pacific's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements"), the Break-Up Fee shall be an amount equal to the Base Amount and the Company shall, upon receiving notice that Pan Pacific has received the Tax Guidance, pay to Pan Pacific the unpaid Base Amount within five Business Days. In the event that Pan Pacific is not able to receive the full Base Amount due to the above limitations, the Company shall place the unpaid amount in escrow by wire transfer within three days of termination and shall not release any portion thereof to Pan Pacific unless and until Pan Pacific receives either one or a combination of the following once or more often: (i) a letter from Pan Pacific's independent accountants indicating the maximum amount that can be paid at that time to Pan Pacific without causing Pan Pacific to fail to meet the REIT Requirements (calculated as described above) or (ii) the Tax Guidance, in either of which events the Company shall pay to Pan Pacific the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above within five Business Days after the Company has been notified thereof. The payment of the Break-Up Fee shall be compensation and liquidated damages for the loss suffered by Pan Pacific as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances and neither Party shall have any other liability to the other after the payment of the Break-Up Fee. The obligation of Company to pay any unpaid portion of the Break-Up Fee shall terminate on the December 31 following the date which is three years from the date of this Agreement. Amounts remaining in escrow after the obligation of the Company to pay the Break-Up Fee terminates shall be released to the Company. As used in this Section 8.2(e), the "Base Amount" shall mean $7,000,000; provided that the Base Amount shall mean $10,000,000 if the Break-Up Fee is payable under (a) Section 8.2(c)(i) as a result of an Alternative Transaction publicly announced after November 1, 2000, or (b) under Section 8.2(c)(ii) in connection with (i) an Acquisition Proposal received by the Company, (ii) a tender or exchange offer commenced, or (iii) a recommendation by the Company Board of an Alternative Transaction, in each case after November 1, 2000 or (c) under Section 8.2(c)(iii) in connection with the receipt by the Company of a Superior Proposal after November 1, 2000.

         SECTION 8.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Pan Pacific as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Pan Pacific or the Company or their respective officers, members or directors except as (i) set forth in



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Section 8.2, (ii) with respect to any actual liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement and (iii) with respect to provisions that survive the termination hereof pursuant to Section 9.1.

         SECTION 8.4 AMENDMENT. This Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of the Company and the stockholders of Pan Pacific; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such shareholders or stockholders without the further approval of such shareholders or stockholders. This Agreement may not be amended except by an instrument in writing signed by the Parties.

         SECTION 8.5 WAIVER. At any time prior to the Closing Date, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other Party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX.
                               GENERAL PROVISIONS

         SECTION 9.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 8.1, as the case may be, except that (a) the agreements set forth in
Article II and Sections 6.22, 9.6 and 9.7 shall survive the Effective Time and
(b) the agreements set forth in the Confidentiality Agreement and in Sections 6.19, 8.2 and 8.3, this Section 9.1, Section 9.6 and Section 9.7 shall survive termination indefinitely.

         SECTION 9.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, by registered or certified mail (postage prepaid, return receipt requested), or by overnight courier, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):



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
                  If to Pan Pacific:

                           Pan Pacific Retail Properties, Inc
                           1631-B South Melrose Drive
                           Vista, CA  92083
                           Attention: Joseph B. Tyson
                           Fax No.:     (760) 727-1430

                  with an additional copy to:

                           Latham & Watkins
                           650 Town Center Drive
                           Costa Mesa, California 92626
                           Attention:   William J. Cernius, Esq.
                           Fax No.:     (714) 540-1235

                  If to the Company:

                           Western Properties Trust
                           2200 Powell Street, Suite 600
                           Emeryville, CA  94608
                           Attention:    Dennis Ryan
                           Fax No.:     (510) 547-7841

                  with a copy to:

                           O'Melveny & Myers, LLP
                           275 Battery Street, Suite 2600
                           San Francisco, California
                           Attention:   Peter T. Healy, Esq.
                           Fax No.:     (415) 984-8701

         SECTION 9.3 SEVERABILITY. If any term or other provision of this agreement is invalid, illegal or incapable of being enforced because of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         SECTION 9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Company Disclosure Schedule and the Pan Pacific Disclosure Schedule), together with the Confidentiality Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by any Party by operation of law or otherwise without the express written consent of each of the other Parties.

         SECTION 9.5 PARTIES IN INTEREST; CONSTRUCTION. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto except that, in the case of the Company, this Agreement shall be binding upon WPT as its successor after the Incorporation, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as set forth in Section 6.22.

         SECTION 9.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD, TO THE FULLEST EXTENT PERMITTED BY LAW, TO THE CONFLICTS OF LAWS PROVISIONS THEREOF WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. EACH OF THE PARTIES SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE UNITED STATES LOCATED IN THE COUNTY OF ORANGE, CALIFORNIA WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.7 NO TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CONFIDENTIALITY AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 9.8 ACTION BY SUBSIDIARIES. Whenever this Agreement requires any Subsidiary of the Company or any Subsidiary of Pan Pacific to take any action, such requirement shall be deemed to include an undertaking on the part of the Company or Pan Pacific to cause such Subsidiary to take such action, as the case may be.

         SECTION 9.9 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.10 SPECIFIC PERFORMANCE. Each of the Parties hereto acknowledges and agrees that the other Parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically



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this Agreement and the terms and conditions hereof in any Action instituted in any court of the United States or any state having competent jurisdiction, in addition to any other remedy to which such Party may be entitled, at law or in equity.

         SECTION 9.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                            [Signature page follows.]



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
         IN WITNESS WHEREOF, Pan Pacific and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       PAN PACIFIC RETAIL PROPERTIES, INC.

                                       By: /s/ Stuart A. Tanz
                                           ------------------------------------
                                           Stuart A. Tanz, President and
                                           Chief Executive Officer


                                       WESTERN PROPERTIES TRUST

                                       By: /s/ Bradley Blake
                                           ------------------------------------
                                           Bradley Blake, Chief Executive
                                           Officer

                                       By: /s/ Dennis Ryan
                                           ------------------------------------
                                           Dennis Ryan, Chief Financial
                                           Officer


              [Signature Page to the Agreement and Plan of Merger]